                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                      CADMUS COMMUNICATIONS CORPORATION,

                               MELHAM U.S. INC.,

                             PURICO (IOM) LIMITED,

                                      AND

                                 PAUL F. MACK



                          __________________________

                           DATED AS OF APRIL 1, 1999
                          __________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                                           PAGE
                                                                                                           ----
ARTICLE I DEFINITIONS......................................................................................   1

   Section 1.01.  Accounts.................................................................................   1
   Section 1.02.  Adjusted Purchase Price..................................................................   1
   Section 1.03.  Adjustment Amount........................................................................   1
   Section 1.04.  Affiliate................................................................................   2
   Section 1.05.  Assets...................................................................................   2
   Section 1.06.  Assigned Receivables.....................................................................   2
   Section 1.07.  Assumed Debt.............................................................................   2
   Section 1.08.  Bank Accounts............................................................................   2
   Section 1.09.  Books and Records........................................................................   2
   Section 1.10.  Bridge Financing Notes...................................................................   2
   Section 1.11.  Buyer....................................................................................   2
   Section 1.12.  Buyer Common Stock.......................................................................   2
   Section 1.13.  Capital Expenditures.....................................................................   2
   Section 1.14.  Closing..................................................................................   3
   Section 1.15.  Closing Date.............................................................................   3
   Section 1.16.  Closing Financial Statements.............................................................   3
   Section 1.17.  Closing Working Capital..................................................................   3
   Section 1.18.  Code.....................................................................................   3
   Section 1.19.  Common Stock.............................................................................   3
   Section 1.20.  Company..................................................................................   3
   Section 1.21.  Company Consolidated Financial Statements................................................   3
   Section 1.22.  Company Consolidating Financial Statements...............................................   4
   Section 1.23.  Confidentiality Agreement................................................................   4
   Section 1.24.  Contracts................................................................................   4
   Section 1.25.  Current Assets...........................................................................   4
   Section 1.26.  Current Balance Sheet....................................................................   4
   Section 1.27.  Current Liabilities......................................................................   4
   Section 1.28.  Debt Payment Obligations.................................................................   5
   Section 1.29.  DOL......................................................................................   5
   Section 1.30.  Effective Time of Closing................................................................   5
   Section 1.31.  Equipment................................................................................   5
   Section 1.32.  Environmental Laws.......................................................................   5
   Section 1.33.  ERISA....................................................................................   5
   Section 1.34.  Escrow Agent.............................................................................   5
   Section 1.35.  Escrow Agreement.........................................................................   5
   Section 1.36.  Escrow Funds.............................................................................   5
   Section 1.37.  Exchange Act.............................................................................   6
   Section 1.38.  Former Subsidiaries......................................................................   6

   Section 1.39.  GAAP........................................................................................   6
   Section 1.40.  Goldman Entities............................................................................   6
   Section 1.41.  Goldman Notes...............................................................................   6
   Section 1.42.  Goldman Purchase Agreement..................................................................   6
   Section 1.43.  Goldman Stock...............................................................................   6
   Section 1.44.  Governmental Authority......................................................................   6
   Section 1.45.  Greenwood...................................................................................   6
   Section 1.46.  Greenwood Purchase Agreement................................................................   6
   Section 1.47.  Hazardous Materials.........................................................................   7
   Section 1.48.  HSR Act.....................................................................................   7
   Section 1.49.  Initial Working Capital.....................................................................   7
   Section 1.50.  Intellectual Property.......................................................................   7
   Section 1.51.  Inventory...................................................................................   8
   Section 1.52.  IRS.........................................................................................   8
   Section 1.53.  Knowledge of the Buyer......................................................................   8
   Section 1.54.  Knowledge of the Sellers....................................................................   8
   Section 1.55.  Labor Organization..........................................................................   8
   Section 1.56.  Law.........................................................................................   8
   Section 1.57.  Leased Warehouses...........................................................................   8
   Section 1.58.  Liability...................................................................................   8
   Section 1.59.  Liens.......................................................................................   8
   Section 1.60.  Mack........................................................................................   9
   Section 1.61.  Mack Common Stock...........................................................................   9
   Section 1.62.  Mack Financial Statements...................................................................   9
   Section 1.63.  Mack Group..................................................................................   9
   Section 1.64.  Mack Tenant.................................................................................   9
   Section 1.65.  Major Facilities............................................................................   9
   Section 1.66.  Material Adverse Effect.....................................................................   9
   Section 1.67.  Melham, Inc.................................................................................   9
   Section 1.68.  Melham, Inc. Financial Statements...........................................................   9
   Section 1.69.  Melham US...................................................................................  10
   Section 1.70.  PBGC........................................................................................  10
   Section 1.71.  PCP.........................................................................................  10
   Section 1.72.  PCP Financial Statements....................................................................  10
   Section 1.73.  Pay-Off Amount..............................................................................  10
   Section 1.74.  Permits.....................................................................................  10
   Section 1.75.  Permitted Liens.............................................................................  10
   Section 1.76.  Permitted Property Conditions...............................................................  10
   Section 1.77.  Person......................................................................................  11
   Section 1.78.  Pikesville Site.............................................................................  11
   Section 1.79.  Pre-Closing Transactions....................................................................  11
   Section 1.80.  Prepaids....................................................................................  11
   Section 1.81.  Promissory Notes............................................................................  11
   Section 1.82.  Property Surveys............................................................................  11
   Section 1.83.  Purchase Price..............................................................................  11

   Section 1.84.   Purico.....................................................................................  12
   Section 1.85.   Real Estate Releases.......................................................................  12
   Section 1.86.   Real Property..............................................................................  12
   Section 1.87.   Real Property Lease........................................................................  12
   Section 1.88.   Real Property Title Exceptions.............................................................  12
   Section 1.89.   Recapitalization...........................................................................  12
   Section 1.90.   Receivables Payment........................................................................  12
   Section 1.91.   Regulated Asbestos-Containing Material.....................................................  12
   Section 1.92.   Releases...................................................................................  13
   Section 1.93.   Required Consents..........................................................................  13
   Section 1.94.   Retained Liabilities.......................................................................  13
   Section 1.95.   SEC........................................................................................  14
   Section 1.96.   Securities Act.............................................................................  14
   Section 1.97.   Sellers....................................................................................  14
   Section 1.98.   Series A Preferred Stock...................................................................  14
   Section 1.99.   Significant Customer.......................................................................  14
   Section 1.100.  Special Purpose Escrow Agreement...........................................................  14
   Section 1.101.  Special Purpose Escrow Funds...............................................................  14
   Section 1.102.  Stock......................................................................................  14
   Section 1.103.  Subsidiaries...............................................................................  14
   Section 1.104.  Tax or Taxes...............................................................................  15
   Section 1.105.  Tax Return.................................................................................  15
   Section 1.106.  Termination Agreements.....................................................................  15
   Section 1.107.  VPI........................................................................................  15
   Section 1.108.  Warrants...................................................................................  15
   Section 1.109.  Working Capital............................................................................  15

ARTICLE II PURCHASE AND SALE..................................................................................  16

   Section 2.01.  Commitment to Sell..........................................................................  16
   Section 2.02.  Commitment to Purchase; Repayment of Debt Payment Obligations...............................  16
   Section 2.03.  Transaction Prior to Closing................................................................  17
   Section 2.04.  Adjustment Amount and Payment...............................................................  18
   Section 2.05.  Adjustment Procedure........................................................................  19
   Section 2.06.  Deliveries at Closing.......................................................................  21
   Section 2.07.  Escrow......................................................................................  22
   Section 2.08.  Special Purpose Escrow......................................................................  23

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS.........................................................  24

   Section 3.01.  Organization................................................................................  24
   Section 3.02.  Enforceability..............................................................................  24
   Section 3.03.  Consents and Approvals; No Violation or Conflict by Sellers.................................  24
   Section 3.04.  Title to the Stock, the Warrants and the Promissory Notes...................................  25
   Section 3.05.  Capitalization..............................................................................  26
   Section 3.06.  Organization................................................................................  27

Section 3.07.  Subsidiaries................................................................................  27
               ------------
Section 3.08.  Company Financial Statements................................................................  28
               ----------------------------
Section 3.09.  Melham, Inc.................................................................................  29
               -----------
Section 3.10.  Mack Financial Statements; PCP Financial Statements.........................................  30
               ---------------------------------------------------
Section 3.11.  Authority; Enforceability; Consents and Approvals; No Violation or Conflict by Mack Group...  30
               -----------------------------------------------------------------------------------------
Section 3.12.  No Adverse Change...........................................................................  31
               -----------------
Section 3.13.  No Litigation...............................................................................  32
               -------------
Section 3.14.  Title to and Sufficiency of Assets..........................................................  33
               ----------------------------------
Section 3.15.  Bank Accounts; Powers of Attorney...........................................................  33
               ---------------------------------
Section 3.16.  Condition of Equipment......................................................................  33
               ----------------------
Section 3.17.  Books and Records...........................................................................  33
               -----------------
Section 3.18.  Contracts...................................................................................  34
               ---------
Section 3.19.  Real Property...............................................................................  35
               -------------
Section 3.20.  Intellectual Property.......................................................................  39
               ---------------------
Section 3.21.  Insurance...................................................................................  41
               ---------
Section 3.22.  Employee Benefit Plans......................................................................  42
               ----------------------
Section 3.23.  Compliance with Law.........................................................................  49
               -------------------
Section 3.24.  Transactions With Affiliates................................................................  50
               ----------------------------
Section 3.25.  Fees and Expenses of Brokers and Others.....................................................  50
               ---------------------------------------
Section 3.26.  Tax Matters.................................................................................  51
               -----------
Section 3.27.  Environmental Matters.......................................................................  53
               ---------------------
Section 3.28.  Orders, Commitments and Returns.............................................................  54
               -------------------------------
Section 3.29.  Significant Customers.......................................................................  55
               ---------------------
Section 3.30.  Labor Matters...............................................................................  55
               -------------
Section 3.31.  Year 2000 Compliance........................................................................  56
               --------------------
Section 3.32.  Absence of Undisclosed Liabilities..........................................................  57
               ----------------------------------
Section 3.33.  Accuracy of Information.....................................................................  57
               -----------------------
Section 3.34.  Private Placement...........................................................................  57
               -----------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER.....................................................  60
           -------------------------------------------

Section 4.01.  Organization................................................................................  60
               ------------
Section 4.02.  Authority; Enforceability...................................................................  60
               -------------------------
Section 4.03.  Capitalization..............................................................................  60
               --------------
Section 4.04.  Consents and Approvals; No Violation or Conflict by Buyer...................................  61
               ---------------------------------------------------------
Section 4.05.  Buyer Reports...............................................................................  61
               -------------
Section 4.06.  No Adverse Change...........................................................................  62
               -----------------
Section 4.07.  Fees and Expenses of Brokers and Others.....................................................  62
               ---------------------------------------
Section 4.08.  Year 2000 Compliance........................................................................  62
               --------------------
Section 4.09.  No Litigation...............................................................................  63
               -------------
Section 4.10.  Knowledge of the Buyer......................................................................  63
               ----------------------

ARTICLE V COVENANTS........................................................................................  63
          ---------

Section 5.01.  Conduct of Business of the Company; Continued Ownership of Common Stock.....................  63
               -----------------------------------------------------------------------
Section 5.02.  No Solicitation.............................................................................  66
               ---------------
Section 5.03.  Access to Information.......................................................................  67
               ---------------------
Section 5.04.  Best Efforts................................................................................  68
               ------------
Section 5.05.  Public Announcements........................................................................  68
               --------------------
Section 5.06.  Confidentiality Agreement...................................................................  68
               -------------------------
Section 5.07.  HSR Waiting Period..........................................................................  68
               ------------------
Section 5.08.  Registration of Equity Consideration........................................................  68
               ------------------------------------
Section 5.09.  Certain Labor Matters.......................................................................  68
               ---------------------
Section 5.10.  Financial Statements........................................................................  69
               --------------------
Section 5.11.  Asbestos....................................................................................  69
               --------
Section 5.12.  Groundwater Sampling........................................................................  70
               --------------------
Section 5.13.  VPI Taxes...................................................................................  70
               ---------

ARTICLE VI CONDITIONS PRECEDENT TO CLOSING.................................................................  71
           -------------------------------

Section 6.01.  Conditions Precedent to Obligations of the Buyer............................................  71
               ------------------------------------------------
Section 6.02.  Conditions Precedent to Obligations of the Sellers..........................................  73
               --------------------------------------------------

ARTICLE VII TERMINATION; AMENDMENT; WAIVER.................................................................  74
            ------------------------------

Section 7.01.  Termination.................................................................................  74
               -----------
Section 7.02.  Effect of Termination.......................................................................  75
               ---------------------
Section 7.03.  Amendment...................................................................................  75
               ---------
Section 7.04.  Extension; Waiver...........................................................................  75
               -----------------

ARTICLE VIII INDEMNITIES AND ADDITIONAL COVENANTS..........................................................  76
             ------------------------------------

Section 8.01.  Survival....................................................................................  76
               --------
Section 8.02.  Sellers' Indemnity..........................................................................  76
               ------------------
Section 8.03.  Buyer's Indemnity...........................................................................  81
               -----------------
Section 8.04.  Sole and Exclusive Remedy...................................................................  83
               -------------------------
Section 8.05.  Accounts Receivable Guarantee...............................................................  83
               -----------------------------
Section 8.06.  Cooperation With Respect to Tax and SEC Matters.............................................  84
               -----------------------------------------------
Section 8.07.  Records.....................................................................................  85
               -------
Section 8.08.  Litigation Support..........................................................................  86
               ------------------
Section 8.09.  Further Assistance..........................................................................  86
               ------------------
Section 8.10.  Bulk Sales Compliance.......................................................................  86
               ---------------------
Section 8.11.  Restricted Securities; Stand Still..........................................................  87
               ----------------------------------

ARTICLE IX MISCELLANEOUS...................................................................................  89
           -------------

Section 9.01.  Entire Agreement; Assignment................................................................  89
               ----------------------------
Section 9.02.  Notices.....................................................................................  89
               -------
Section 9.03.  Governing Law...............................................................................  91
               -------------

Section 9.04.  Descriptive Headings........................................................................  91
               --------------------
Section 9.05.  Parties in Interest.........................................................................  91
               -------------------
Section 9.06.  Counterparts................................................................................  91
               ------------
Section 9.07.  Specific Performance........................................................................  91
               --------------------
Section 9.08.  Fees and Expenses...........................................................................  91
               -----------------
Section 9.09.  Severability................................................................................  92
               ------------
Section 9.10.  No Reliance.................................................................................  92
               -----------
Section 9.11.  Consent to Jurisdiction.....................................................................  92
               -----------------------

                                 EXHIBIT INDEX

Exhibit 1.10             Bridge Financing Note
Exhibit 1.35             Escrow Agreement
Exhibit 1.42             Goldman Purchase Agreement
Exhibit 1.83             Subordinated Note
Exhibit 1.100            Special Purpose Escrow Agreement
Exhibit 1.106            Form of Termination Agreement
Exhibit 2.03(b)          VPI Purchase Agreement
Exhibit 2.03(c) Assignment Agreement Assigning the Greenwood Purchase Agreement from PCP to VPI
Exhibit 5.08             Form of Registration Rights Agreement
Exhibit 6.01(n)          Form of Opinions of Sellers' Counsel
Exhibit 6.02(f)          Form of Opinion of Buyer's Counsel

                                SCHEDULE INDEX

Schedule 1.08            Bank Accounts
Schedule 1.13            Capital Expenditures
Schedule 1.21            Company Consolidated Financial Statements
Schedule 1.22            Company Consolidating Financial Statements
Schedule 1.26            Current Balance Sheet
Schedule 1.31            Equipment
Schedule 1.50            Intellectual Property
Schedule 1.59            Liens
Schedule 1.62            Mack Financial Statements
Schedule 1.68            Melham, Inc. Financial Statements
Schedule 1.72            PCP Financial Statements
Schedule 1.74            Permits
Schedule 1.76            Permitted Exceptions
Schedule 1.85            Real Estate Releases
Schedule 1.86            Real Property
Schedule 1.93            Required Consents
Schedule 2.02            Allocation of Purchase Price
Schedule 2.03(d)         Certain Pre-Closing Transactions
Schedule 2.04(a)(i)      Certain Bonus Payments
Schedule 2.04(a)(ii)     Sellers Payment Instructions
Schedule 3.04            Title to the Stock, the Warrants and the Promissory
                         Notes
Schedule 3.05            Capitalization
Schedule 3.06            Foreign Qualifications
Schedule 3.07            Subsidiaries and Former Subsidiaries
Schedule 3.08            Company Assets
Schedule 3.09            Melham Inc. Assets
Schedule 3.12            Adverse Changes
Schedule 3.13            Litigation

Schedule 3.16            Certain Equipment
Schedule 3.18            Contracts
Schedule 3.21            Insurance
Schedule 3.22            Employee Benefit Plans
Schedule 3.23            Compliance with Law Exceptions
Schedule 3.24            Transactions with Affiliates
Schedule 3.25            Sellers' Brokers
Schedule 3.26            Tax Matters
Schedule 3.27            Environmental Matters
Schedule 3.28            Claims
Schedule 3.29            Certain Significant Customers
Schedule 3.32            Certain Liabilities of the Company and Melham, Inc.
Schedule 3.30            Labor Matters
Schedule 4.07            Buyer's Brokers
Schedule 4.09            Buyer's Litigation
Schedule 6.01(h)         Certain Withholding Taxes
Schedule 6.01(m)         Certain Contracts
Schedule 8.02(a)(v)      Certain Indemnifiable Environmental Matters
Schedule 8.02(a)(vi)     Certain Indemnifiable Employment Matters
Schedule 8.02(a)(vii)    Certain Other Indemnifiable Matters

                            STOCK PURCHASE AGREEMENT
                            ------------------------



     STOCK PURCHASE AGREEMENT, made as of the 1/st/ day of April, 1999, by and among CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation, as Buyer, MELHAM U.S. INC., a Delaware corporation, PURICO (IOM) LIMITED, an Isle of Man company, and PAUL F. MACK, a United States citizen, being the record and beneficial owners of all of the issued and outstanding capital stock and warrants of Melham Holdings Inc., a Delaware corporation, collectively as Sellers.

                                    RECITALS
                                    --------

     WHEREAS, Sellers own the Stock, which comprises all of the issued and outstanding capital stock of the Company, and the Warrants, which, together with the Promissory Notes, comprise all warrants or options to acquire capital stock of the Company;

     WHEREAS, the Sellers desire to sell the Stock and the Warrants to Buyer, and Buyer desires to purchase the Stock and the Warrants from Sellers.

     NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, it hereby is agreed that:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Section 1.01. Accounts. "Accounts" shall mean all accounts receivable,
                   --------
notes receivable and the associated rights owned by the Mack Group.

     Section 1.02. Adjusted Purchase Price. "Adjusted Purchase Price" shall mean
                   -----------------------
an amount equal to the Purchase Price, increased or decreased by the Adjustment Amount.

     Section 1.03. Adjustment Amount. "Adjustment Amount" shall have the
                   -----------------
meaning set forth in Section 2.04 hereof.
                     ------------

     Section 1.04.  Affiliate. "Affiliate" shall have the meaning set forth in
                    ---------
Rule 405 of the Securities Act.

     Section 1.05.  Assets. "Assets" shall mean all of the assets of the members
                    ------
of the Mack Group, including, without limitation, the Accounts, Bank Accounts, Books and Records, Contracts, Equipment, Intellectual Property, Inventory, Prepaids and Real Property.

     Section 1.06.  Assigned Receivables. "Assigned Receivables" shall have the
                    --------------------
meaning set forth in Section 8.05 hereof.
                     ------------

     Section 1.07.  Assumed Debt. "Assumed Debt" shall mean all debt obligations
                    ------------
of the Mack Group for monies borrowed and all obligations with respect to capitalized leases, other than Current Liabilities and Debt Payment Obligations.

     Section 1.08.  Bank Accounts. "Bank Accounts" shall mean the checking
                    -------------
accounts, savings accounts, custodial accounts, certificates of deposit, safe deposit boxes and other bank accounts maintained by the Mack Group, all of such Bank Accounts being listed on Schedule 1.08 attached hereto.
                              -------------

     Section 1.09.  Books and Records. "Books and Records" shall mean all
                    -----------------
original books, records, data and information relating to each member of the Mack Group, including without limitation, all minute books, corporate stock books, customer lists, financial and accounting records, purchase orders and invoices, sales orders and sales order log books, credit and collection records with respect to customers and supply sources, the corporate seal and all other general correspondence, records, books and files related to the referenced party.

     Section 1.10.  Bridge Financing Notes. "Bridge Financing Notes" shall mean
                    ----------------------
the promissory notes issued by Buyer to the Sellers in the form of Exhibit 1.10
                                                                   ------------
attached hereto.

     Section 1.11.  Buyer. "Buyer" shall mean Cadmus Communications Corporation,
                    -----
a Virginia corporation.

     Section 1.12.  Buyer Common Stock. "Buyer Common Stock" shall mean the
                    -------------------
shares of common stock, par value $0.50 per share, of the Buyer.

     Section 1.13.  Capital Expenditures. "Capital Expenditures" shall mean the
                    --------------------
sum of (i) the dollar amount of capital expenditures actually paid by the Mack Group between December 31,

1998 and the Closing Date as set forth on Schedule 1.13 hereto and (ii) any
                                          -------------
prepayments or advances on capital expenditure commitments outstanding as of December 31, 1998 and set forth on Schedule 1.13 hereto, which sum shall be
                                   -------------
reduced by (iii) the amount paid or to be paid for the repair of roofs at the Major Facilities, and the amount paid or to be paid for the repair and removal of Regulated Asbestos Containing Material at the Major Facilities, in each case during the period from December 31, 1998 to the Effective Time of Closing and only to the extent of the scope of work described in the attached Schedule 1.13,
                                                                  -------------
and also reduced by (iv) the aggregate depreciation with respect to all such capital expenditures from December 31, 1998 through the Effective Time of Closing.

     Section 1.14.  Closing. "Closing" shall mean the conference held at 10:00
                    -------
a.m., local time, on the Closing Date, at the offices of Hunton & Williams, 951
E. Byrd Street, Richmond, Virginia 23219 or such other place as may be agreed upon by Buyer and Sellers.

     Section 1.15.  Closing Date. "Closing Date" shall mean the date of this
                    ------------
Agreement.


     Section 1.16.  Closing Financial Statements. "Closing Financial Statements"
                    ----------------------------
shall have the meaning set forth in Section 2.05 hereof.
                                    ------------

     Section 1.17.  Closing Working Capital. "Closing Working Capital" shall
                    -----------------------
have the meaning set forth in Section 2.05 hereof.
                              ------------

     Section 1.18.  Code. "Code" shall mean the Internal Revenue Code of 1986,
                    ----
as amended.

     Section 1.19.  Common Stock. "Common Stock" shall mean all of the issued
                    ------------
and outstanding shares of common stock, par value $0.01 per share, of the Company, consisting of 0 shares owned of record and beneficially by Melham US, 36,000 shares owned of record and beneficially by Purico and 4,000 shares owned of record and beneficially by Paul F. Mack.

     Section 1.20.  Company. "Company" shall mean Melham Holdings Inc., a
                    -------
Delaware corporation.

     Section 1.21.  Company Consolidated Financial Statements. "Company
                    -----------------------------------------
Consolidated Financial Statements" shall mean the audited consolidated balance sheets of the Company and its Subsidiaries, as of December 31, 1998, and the notes thereto, and the related audited consolidated statements of income and cash flows for the year ended December 31, 1998 and the notes thereto, attached hereto as Schedule 1.21.
                                               -------------

     Section 1.22.  Company Consolidating Financial Statements. "Company
                    ------------------------------------------
Consolidating Financial Statements" shall mean the unaudited consolidating balance sheets of the Company, as of December 31, 1998 and 1997, and the related consolidating statements of income and cash flows for the year ended December 31, 1998 and for the nine month period beginning on the date of the Company's formation and ended December 31, 1997, attached hereto as Schedule 1.22
                                                          -------------

     Section 1.23.  Confidentiality Agreement. "Confidentiality Agreement" shall
                    -------------------------
mean the letter agreement, dated as of July 8, 1998, by and between Mack and Buyer.

     Section 1.24.  Contracts. "Contracts" shall mean all contracts, agreements,
                    ---------
leases and licenses, whether written or oral, to which any member of the Mack Group is a party or by which any member of the Mack Group or any of their respective properties is bound.

     Section 1.25.  Current Assets. "Current Assets" shall mean (a) with respect
                    --------------
to the Current Balance Sheet, items of the type identified as current assets on the Current Balance Sheet and (b) with respect to the Closing Financial Statements, items of the type identified as current assets on the balance sheet included in the Closing Financial Statements.

     Section 1.26.  Current Balance Sheet. "Current Balance Sheet" shall mean
                    ---------------------
the unaudited consolidated balance sheet of the Mack Group as of December 31, 1998, prepared on the same basis and applying the same accounting principles, policies, assumptions, methodologies and practices that were used in preparing the balance sheet included in the Company Consolidated Financial Statements, adjusted to reflect consummation of the Pre-Closing Transactions contemplated in
Section 2.03(b), (c), (d), (e) and (f) hereof, which balance sheet is included
--------------------------------------
in the financial statements attached as Schedule 1.26 hereto.
                                        -------------

     Section 1.27.  Current Liabilities. "Current Liabilities" shall mean (a)
                    -------------------
with respect to the Current Balance Sheet, items of the type identified as current liabilities on the Current Balance Sheet and (b) with respect to the Closing Financial Statements, items of the type identified as current liabilities on the balance sheet included in the Closing Financial Statements, but, in either case, shall exclude any current liabilities related to the Debt Payment Obligations, and, in either case, shall also include all Taxes of the Company or its Subsidiaries (other than VPI) arising from the transactions contemplated by this Agreement, including, without limitation, Taxes arising from the transactions described in Section 2.03(b)
                                                             ------------
(c), (d), (e) and (f), but in
---------------------


     Section 1.28. Debt Payment Obligations. "Debt Payment Obligations" shall
                   ------------------------
have the meaning set forth in Section 2.03(a) hereof.
                              ------------

     Section 1.29.  DOL. "DOL" means the United States Department of Labor.
                    ---

     Section 1.30.  Effective Time of Closing. "Effective Time of Closing" shall
                    -------------------------
mean 12:01 a.m., Eastern Standard time, on the Closing Date.

     Section 1.31.  Equipment. "Equipment" shall mean all machinery, vehicles,
                    ---------
equipment, furniture, fixtures, furnishings, parts, tools, engineering and other items of tangible personal property owned or leased by any member of the Mack Group, including, without limitation, the Equipment listed on Schedule 1.31
                                                              -------------
attached hereto.

     Section 1.32.  Environmental Laws. "Environmental Laws" shall mean any and
                    ------------------
all foreign or domestic federal, state, local or municipal laws, rules, orders, regulations, statutes, common law, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or environmental protection or human health as affected by Hazardous Materials as in effect as of Closing or at any time in the past.

     Section 1.33.  ERISA. "ERISA" shall mean the Employee Retirement Income
                    -----
Security Act of 1974, as amended.

     Section 1.34.  Escrow Agent. "Escrow Agent" shall mean State Street Bank
                    ------------
and Trust Company, N.A.

     Section 1.35.  Escrow Agreement. "Escrow Agreement" shall mean the Escrow
                    ----------------
Agreement in substantially the form attached hereto as Exhibit 1.35.
                                                       ------------

     Section 1.36.  Escrow Funds. "Escrow Funds" shall mean 849,085 shares of
                    ------------
Buyer Common Stock comprising part of the Equity Consideration and $6,414,640 aggregate principal amount of the Buyer Notes comprising part of the Debt Consideration to be deposited by Buyer with the Escrow Agent in accordance with
Section 2.07.
------------

     Section 1.37.  Exchange Act. "Exchange Act" shall mean the Securities
                    ------------
Exchange Act of 1934, as amended. Section 1.38. Former Subsidiaries .


     Section 1.38.  Former Subsidiaries. "Former Subsidiaries" shall have the
                    -------------------
meaning set forth in Section 3.07 hereof.

     Section 1.39.  GAAP. "GAAP" shall mean generally accepted accounting
                    ----
principles as in effect in the United States of America as of the date and period covered by the subject financial statement.

     Section 1.40.  Goldman Entities. "Goldman Entities" shall mean G. S.
                    ----------------
Mezzanine Partners, L.P., a Delaware limited partnership, G. S. Mezzanine Partners Offshore, L.P., a Cayman Islands exempted limited partnership, Stone Street Fund 1997, L.P., a Delaware limited partnership, and Bridge Street Fund 1997, L.P., a Delaware limited partnership, collectively.

     Section 1.41.  Goldman Notes. "Goldman Notes" shall mean the subordinated
                    -------------
notes having an original principal amount of $25,000,000 of Mack or its Subsidiaries held of record and beneficially by the Goldman Entities.

     Section 1.42.  Goldman Purchase Agreement. "Goldman Purchase Agreement"
                    ---------------------------
shall mean the agreement in the form attached hereto as Exhibit 1.42 pursuant to
                                                        ------------
which Mack shall redeem or purchase the Goldman Stock and the Goldman Notes.

     Section 1.43.  Goldman Stock. "Goldman Stock" shall mean the 75,000 shares
                    --------------
of Mack Common Stock previously owned of record and beneficially by the Goldman Entities and redeemed pursuant to the Goldman Purchase Agreement.

     Section 1.44.  Governmental Authority. "Governmental Authority" shall mean
                    ----------------------
any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court.

     Section 1.45.  Greenwood. "Greenwood" shall mean 1323 Greenwood LLC, a
                    ---------
Maryland limited liability company.

     Section 1.46.  Greenwood Purchase Agreement. "Greenwood Purchase Agreement"
                    ----------------------------
shall mean the Agreement of Purchase and Sale, dated November 12, 1998, as amended, by and between PCP and Mesirow Realty Sale-Leaseback, Inc.

     Section 1.47.  Hazardous Materials. "Hazardous Materials" shall mean shall
                    -------------------
mean any hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, petroleum, crude oil or fractions thereof, petroleum products, waste or used oil, natural or synthetic gas, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

     Section 1.48. HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino
                   -------
Antitrust Improvements Act of 1976, as amended.

     Section 1.49. Initial Working Capital. "Initial Working Capital" shall have
                   -----------------------
the meaning set forth in Section 2.05 hereof.
                         ------------

     Section 1.50. Intellectual Property. "Intellectual Property" shall mean
                   ---------------------
(a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all rights as a licensee or authorized user of the intellectual property of any third party and (h) all copies and tangible embodiments thereof (in whatever form or medium) owned by or used in the business of the Mack Group, including, without limitation, the Intellectual Property listed on Schedule 1.50 attached hereto.
                   -------------

     Section 1.51.  Inventory. "Inventory" shall mean all inventories of goods
                    ---------
and supplies owned by any member of the Mack Group.

     Section 1.52.  IRS. "IRS" shall mean the Internal Revenue Service.
                    ---

     Section 1.53.  Knowledge of the Buyer. "Knowledge of the Buyer" shall mean
                    ----------------------
the actual knowledge of C. Stephenson Gillispie, Jr., David G. Wilson, Jr., Bruce V. Thomas, Joseph J. Ward, David E. Bosher, Karen Snyder, Carla S. Keeney, Walter Peter, Janet Ciarvino, Robert Eastep and Boyd Votens, officers or employees of Buyer.

     Section 1.54.  Knowledge of the Sellers. "Knowledge of the Sellers" shall
                    -------------------------
mean the actual knowledge of Steve H. Smith, Mark R. Ploucha, Paul F. Mack, Paul
B. Knox, Frank A. Barry, Scott E. M. DeNardo, Thomas N. Plath, and Robert C. Potts.

     Section 1.55.  Labor Organization. "Labor Organization" shall have the
                    -------------------
meaning set forth in Section 2(5) of the National Labor Relations Act, as amended.

     Section 1.56.  Law. "Law" shall mean any federal, state, local or other law
                    ---
(including common law) or governmental requirement of any kind, domestic or foreign, and the rules, regulations and orders promulgated thereunder.

     Section 1.57.  Leased Warehouses. "Leased Warehouses" shall mean
                    -----------------
collectively, (i) the facility operated by PCP at 7190 Parkway Drive, Hanover, Maryland, (ii) the facility operated by Mack at 7 Wynfield Drive, Building 14, Lancaster, Pennsylvania, and (iii) the facility at 175 East King Street, Ephrata, Pennsylvania, operated by a subsidiary of Mack.

     Section 1.58.  Liability.  "Liability" shall mean any direct or indirect
                    ---------
liability, indebtedness, obligation, commitment, expense, claim, deficiency, deferred income, guaranty or endorsement of or by any Person of any type, whether known, unknown, accrued, unaccrued, absolute, contingent, matured or unmatured.

     Section 1.59.  Liens. "Liens" shall mean those liens, encumbrances,
                    -----
mortgages, charges, claims, restrictions, pledges, security interests, and other matters affecting any of the Assets that are specifically listed on Schedule
                                                                    --------
1.59 attached hereto and all liens for taxes, assessments and municipal charges
----
that are not yet delinquent.

     Section 1.60.  Mack. "Mack" shall mean Mack Printing Company, a
                    ----
Pennsylvania corporation.

     Section 1.61.  Mack Common Stock. "Mack Common Stock" shall mean all of the
                    -----------------
issued and outstanding shares of common stock, par value $0.01 per share, of Mack, consisting of 425,000 shares owned of record and beneficially by Melham Inc., after giving effect to the transactions contemplated by the Goldman Purchase Agreement.

     Section 1.62.  Mack Financial Statements. "Mack Financial Statements" shall
                    -------------------------
mean the audited consolidated balance sheets of Mack and its Subsidiaries, as of December 31, 1998, 1997 and 1996, and the notes thereto, and the audited consolidated statements of income and cash flows of Mack and its Subsidiaries for the years ended December 31, 1998, 1997, and 1996, and the notes thereto, attached hereto as Schedule 1.62.
                   -------------

    Section 1.63.   Mack Group. "Mack Group" shall mean the Company, Melham,
                    ----------
Inc., Mack and their respective Subsidiaries (other than VPI and Greenwood).

     Section 1.64.  Mack Tenant. "Mack Tenant" has the meaning set forth in
                    -----------
Section 3.19.
------------

     Section 1.65.  Major Facilities. "Major Facilities" shall mean the
                    ----------------
facilities operated by Subsidiaries of the Company and located at (i) 1991 Northampton Street, Easton, Pennsylvania (consisting of more than one parcel of land), (ii) 34 North Crystal Street, East Stroudsburg, Pennsylvania (consisting of more than one parcel of land), (iii) 300 West Chestnut Street, Ephrata, Pennsylvania, and (iv) 1323 Greenwood Road, Baltimore, Maryland. Any one of the Major Facilities shall be a "Major Facility."

     Section 1.66.  Material Adverse Effect. "Material Adverse Effect" with
                    -----------------------
respect to any Person shall mean any material adverse event, change or effect on the business, assets, liabilities, results of operations or financial condition of such Person and its Subsidiaries taken as a whole.

     Section 1.67.  Melham, Inc.. "Melham, Inc." shall mean Melham, Inc., a
                    ------------
Delaware corporation.

     Section 1.68.  Melham, Inc. Financial Statements. "Melham, Inc. Financial
                    ----------------------------------
Statements" shall mean the unaudited consolidating balance sheet of Melham, Inc., and its Subsidiaries, as of

December 31, 1998, 1997 and 1996, and the related consolidating statements of income and cash flows for the years ended December 31, 1998, 1997 and 1996, attached hereto as Schedule 1.68.


     Section 1.69.  Melham US. "Melham US" shall mean Melham U.S. Inc., a
                    ---------
Delaware corporation.


     Section 1.70.  PBGC. "PBGC" shall mean the Pension Benefit Guaranty
                    ----
Corporation.

     Section 1.71.  PCP. "PCP" shall mean Port City Press, Inc., a Maryland
                    ---
corporation.

     Section 1.72.  PCP Financial Statements. "PCP Financial Statements" shall
                    -------------------------
mean the audited balance sheets of PCP, as of September 1, 1998 and December 31, 1996 and 1995, and the notes thereto, and the audited consolidated statements of income and cash flows of PCP for the years ended December 31, 1996 and 1995, and the notes thereto, attached hereto as Schedule 1.72.
                                      -------------

     Section 1.73.  Pay-Off Amount. "Pay-Off Amount" shall have the meaning set
                    --------------
forth in Section 2.03 hereof.

     Section 1.74.  Permits. "Permits" shall mean all permits, licenses and
                    -------
governmental authorizations, registrations and approvals used or required in the conduct of the businesses of the Mack Group, including, without limitation, those Permits listed on Schedule 1.74 attached hereto.
                        -------------

     Section 1.75.  Permitted Liens. "Permitted Liens" shall mean those Liens
                    ---------------
that are specifically identified on Schedule 1.59 as "Permitted Liens," and all
                                    -------------
liens for taxes, assessments and municipal charges that are not yet delinquent.

     Section 1.76.  Permitted Property Conditions. "Permitted Property
                    -----------------------------
Conditions" shall mean (i) the permitted exceptions listed in Schedule 1.76
                                                              -------------
attached hereto, (ii) all liens for taxes, assessments and municipal charges that are not yet delinquent, (iii) all zoning, building, subdivision, wetlands and other land use laws, codes, rules, ordinances and regulations, whether state, federal or local, and all statutory and regulatory conditions and restrictions, (iv) all matters, states of fact and defects that are or should be apparent from a physical inspection of the Real Property or that would be disclosed by an on the ground survey that do not and could not reasonably be expected to materially and adversely affect operations or materially impair the marketability of title to such parcel, and (v) those encumbrances (excluding mortgages, liens and charges with respect to a specified monetary amount) exceptions, agreements, easements, defects, encroachments, covenants, reservations, restrictions, conditions and other matters affecting title that do not and could not reasonably be expected to materially and adversely affect operations or materially impair the marketability of title to such parcel.

     Section 1.77.  Person.  "Person" shall mean any individual, corporation,
                    ------
partnership, limited liability company or other entity.


     Section 1.78.  Pikesville Site. "Pikesville Site" shall have the meaning
                    ---------------
set forth in Section 3.19(c) hereof.
             ---------------

     Section 1.79.  Pre-Closing Transactions. "Pre-Closing Transactions" shall
                    ------------------------
have the meaning set forth in Section 2.03.
                              ------------

     Section 1.80.  Prepaids. "Prepaids" shall mean all prepaid expenses and
                    --------
deposits of the Mack Group.

     Section 1.81.  Promissory Notes.  "Promissory Notes" means the $12 million
                    ----------------
aggregate principal amount of 11% Promissory Notes of the Company, dated March 31, 1997, due March 31, 2007, consisting of $10.8 million aggregate principal amount owned beneficially and of record by Melham US and $1.2 million aggregate principal amount owned beneficially and of record by Paul F. Mack.

     Section 1.82.  Property Surveys.  "Property Surveys" shall mean ALTA
                    ----------------
surveys of the Major Facilities performed at the Buyer's direction and at the Buyer's expense by surveyors licensed in the states in which the respective Major Facilities are located.

     Section 1.83.  Purchase Price.  "Purchase Price" for the Stock and Warrants
                    --------------
shall consist of (a) the aggregate principal amount of the Bridge Financing Notes in the amount of $60,000,000.00, (b) an amount in cash equal to $12,134,883.21 (the "Cash Consideration"), (c) 1,161,585 shares of Buyer Common Stock (the "Equity Consideration"), and (d) $6,414,640 in original principal amount of subordinated notes (the "Buyer Notes") of Buyer in the form attached as Exhibit 1.83, (the Buyer Notes and the aggregate principal amount of the
   ------------
Bridge

Financing Notes referred to in clause (a) above shall be referred to herein as the "Debt Consideration"), as adjusted pursuant to Section 2.05 hereof.
                                                   ------------

     Section 1.84.  Purico.  "Purico" shall mean Purico (IOM) Limited, an Isle
                    ------
     of Man company.

     Section 1.85.  Real Estate Releases.  "Real Estate Releases" shall mean
                    --------------------
releases, in form sufficient for recording in the title records of the jurisdictions in which the Real Property is located of the mortgages, deeds of trust, and security interests encumbering the Real Property and listed on
Schedule 1.85 attached hereto.
-------------

     Section 1.86.  Real Property.  "Real Property" shall mean the real property
                    -------------
owned or leased by the Mack Group, together with the improvements located thereon, including all appurtenant rights, claims and interests, all of such Real Property being listed on Schedule 1.86 attached hereto.
                              -------------

     Section 1.87.  Real Property Lease.  "Real Property Lease" has the meaning
                    -------------------
set forth in Section 3.19.
             ------------

     Section 1.88.  Real Property Title Exceptions.  "Real Property Title
                    ------------------------------
Exceptions" shall mean all recorded or unrecorded liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, and other matters affecting the Real Property.

     Section 1.89.  Recapitalization.  "Recapitalization" shall mean the series
                    ----------------
of transactions constituting the corporate restructuring and redemption of shares consummated by Mack, Melham, Inc., the Company and certain other parties on, prior to and around March 28, 1997.

     Section 1.90.  Receivables Payment.  "Receivables Payment" shall have the
                    -------------------
meaning set forth in Section 8.05.
                     ------------

     Section 1.91.  Regulated Asbestos-Containing Material.  "Regulated
                    --------------------------------------
Asbestos-Containing Material" ("RACM") means (a) Friable asbestos material, (b) Category I nonfriable ACM that has become friable prior to Closing, (c) Category I nonfriable ACM that has been subjected to sanding, grinding, cutting, or abrading prior to Closing, or (d) Category II nonfriable ACM that has become crumbled, pulverized, or reduced to powder prior to Closing. The terms used in this definition and not otherwise defined in this Agreement shall have the meaning set forth at 40 C.F.R. 61.141.

     Section 1.92.  Releases.  "Releases" shall mean all releases, UCC-
                    --------
termination statements and other documents and instruments as may be necessary to release all Liens listed on Schedule 1.59 attached hereto, other than those
                               -------------
liens identified as Permitted Liens.

     Section 1.93.  Required Consents.  "Required Consents" shall mean those
                    -----------------
material consents, approvals and waivers that are required in connection with the consummation of the transactions contemplated herein and that are specifically listed in Schedule 1.93 attached hereto.
                       -------------

     Section 1.94.  Retained Liabilities.  "Retained Liabilities" shall mean (i)
                    --------------------
except for Liabilities identified on Schedule 3.32, all Liabilities of Melham,
                                     -------------
Inc., existing as of, or arising out of events, actions or circumstances occurring on or prior to, the Closing Date, other than obligations, claims and liabilities arising solely as a result of Melham, Inc.'s ownership of the capital stock of Mack and, except as provided in (vi) below, other than Taxes attributable to the activities of Mack and its Subsidiaries and for which Melham, Inc. would not be liable but for Treas. Reg. (S) 1.1502-6 or analogous provisions of state or local law; (ii) except for Liabilities identified on
Schedule 3.32, all Liabilities of the Company existing as of, or arising out of
-------------
events, actions or circumstances occurring on or prior to, the Closing Date, other than obligations, claims and liabilities arising solely as a result of the Company's indirect ownership of the capital stock of Mack and, except as provided in (vi) below, other than Taxes attributable to the activities of Mack and its Subsidiaries and for which the Company would not be liable but for Treas. Reg. (S) 1.1502-6 or analogous provisions of state or local law; (iii) all Liabilities of VPI and Greenwood, including any Liability arising or related to the Accounts Receivable Management and Security Agreement, dated as of February 5, 1999, between BNY Financial Corporation and VPI or the guaranty by the Company of any such Liability; (iv) any Liability arising out of or related to the guaranty of SPA lease; (v) any amounts due with respect to or arising out of the Debt Payment Obligations that are not included in the Pay-off Amount;
(vi) any Liability of any member of the Mack Group for Taxes arising out of or related to the Recapitalization; and (vii) Liabilities for withholding Taxes for payments to or for the benefit of any Person that is a foreign person for United States tax purposes made by the Company or any of its Subsidiaries on or prior to the Closing Date.

     Section 1.95.  SEC.  "SEC" shall mean the Securities and Exchange
                    ---
Commission.

     Section 1.96.  Securities Act.  "Securities Act" shall mean the Securities
                    --------------
Act of 1933, as amended.

     Section 1.97.  Sellers.  "Sellers" shall mean Melham U.S., Purico, and Paul
                    -------
F. Mack.

     Section 1.98.  Series A Preferred Stock.  "Series A Preferred Stock" shall
                    ------------------------
mean all of the issued and outstanding shares of Series A Preferred Stock, $100 liquidation preference, of the Company, consisting of 14,069 shares owned of record by Melham U.S., 43,752 shares owned of record by Purico, and 6,422 shares owned of record by Paul F. Mack.

     Section 1.99.  Significant Customer.  "Significant Customer" shall mean
                    --------------------
each of the 30 customers of the Mack Group to whom the Company had the highest total sales for the calendar year 1998.

     Section 1.100. Special Purpose Escrow Agreement.  "Special Purpose Escrow
                    --------------------------------
Agreement" shall mean the Special Purpose Escrow Agreement in substantially the form attached hereto as Exhibit 1.100.
                        -------------

     Section 1.101. Special Purpose Escrow Funds.  "Special Purpose Escrow
                    ----------------------------
Funds" shall mean, initially, the $2.0 million Bridge Financing Note issued in the name of the Escrow Agent and, following repayment of the Bridge Financing Notes, an amount in cash equal to the principal amount of such Bridge Financing Note (as determined pursuant to the Special Purpose Escrow Agreement) to be deposited with the Escrow Agent in accordance with Section 2.08.
                                                   ------------

     Section 1.102. Stock.  "Stock" shall mean all of the issued and outstanding
                    -----
shares of capital stock of the Company, consisting of the Common Stock and the Series A Preferred Stock.

     Section 1.103. Subsidiaries.  "Subsidiaries" means, as to any Person, all
                    ------------
corporations, limited liability companies, partnerships or other entities with respect to which such Person owns or otherwise controls, directly or indirectly, through one or more subsidiaries, corporations, limited liability companies, partnerships, joint ventures or other business associations, shares representing 50% or more of the votes eligible to be cast in the election of directors, managers or other applicable governors of each such entity.

     Section 1.104.  Tax or Taxes.  "Tax" or "Taxes" shall mean any federal,
                     ------------
state, county, local, or foreign taxes, charges, levies, imposts, duties, other assessments, or similar charges of any kind whatsoever, including any interest, penalties, and additions imposed thereon or with respect thereto.

     Section 1.105.  Tax Return.  "Tax Return" shall mean any report, return,
                     ----------
information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group.

     Section 1.106.  Termination Agreements.  "Termination Agreements" shall
                     ----------------------
mean the agreements in the form attached as Exhibit 1.106 to terminate the
                                            -------
contracts specified as being terminated on Schedule 6.01(m).
                                           ----------------

     Section 1.107.  VPI.  "VPI" means Vital Public Information, Inc., a
                     ---
Delaware corporation.

     Section 1.108.  Warrants.  "Warrants" shall mean the warrants to purchase
                     --------
5,000 shares of Common Stock, owned beneficially and of record by Melham US pursuant to the Warrant Agreement by and between Melham US and the Company dated March 31, 1997.

     Section 1.109.  Working Capital.  "Working Capital" shall have the meaning
                     ---------------
set forth in Section 2.05 hereof.
             ------------

                                  ARTICLE II

                               PURCHASE AND SALE
                               -----------------

     Section 2.01.  Commitment to Sell.  Each of the Sellers hereby agrees that
                    ------------------
at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, it shall sell, transfer, assign, convey and deliver to Buyer, by assignment, stock power or other appropriate instrument, free and clear of all liens, encumbrances, charges, claims, restrictions, pledges or security interests (other than those arising under the Securities Act or any state's securities laws or pursuant to this Agreement), all of the then-outstanding Stock and Warrants owned by it or him.

     Section 2.02.  Commitment to Purchase; Repayment of Debt Payment
                    -------------------------------------------------
Obligations. (a) Buyer hereby agrees that at the Closing, and upon all of the
-----------
terms and subject to all of the conditions of this Agreement, it shall purchase from the Sellers all of the then-outstanding Stock and Warrants and, subject to Sections 2.04 and 2.05, in full and final payment therefor Buyer shall deliver,
----------------------
after deduction of all applicable withholding Taxes required under applicable law,

          (i) the Cash Consideration, the Equity Consideration and the Debt Consideration to Sellers (less the Escrow Funds and the Special Purpose Escrow Funds) and (ii) the Escrow Funds and the Special Purpose Escrow Funds to the Escrow Agent. The Cash Consideration, the Equity Consideration and the Debt Consideration (less the Escrow Funds and the Special Purpose Escrow Funds) shall be paid to the Sellers in accordance with the payment instructions and allocated to each of the Sellers in accordance with Schedule 2.02.
                                          -------------

          (b) At the Closing, the Buyer will, or will cause a member of the Mack Group to, satisfy the Debt Payment Obligations (as defined below) by (i) issuing to the holders of the Promissory Notes an original principal amount of Bridge Financing Notes equal to the portion of the Pay-off Amount attributable to such Promissory Notes, (ii) paying to Fleet Capital Corporation and Fleet Capital Leasing their respective portions of the Pay-Off Amount in cash by wire transfer of immediately available funds and (iii) paying to the Goldman Entities a combination of cash by wire transfer of immediately available funds and promissory notes as provided in the Goldman Purchase Agreement (it being understood that the Buyer's provision of funds for the payment of the Pay-off Amount may, at Buyer's option, be reflected in one or more loans from Buyer to the Mack Group entities that are the obligors of the Debt Payment Obligations).

     Section 2.03.  Transaction Prior to Closing.  At or prior to Closing, the
                    ----------------------------
Sellers (and, where specified, Buyer) shall cause the following transactions ("Pre-Closing Transactions") to occur:

          (a) Prior to Closing, Sellers will deliver, or cause to be delivered, to Buyer (i) pay-off letters from the Goldman Entities setting forth the aggregate amount, including interest, prepayment penalties and other fees to be paid as of the Closing Date to satisfy all of Mack's obligations to the Goldman Entities and their affiliates for the Goldman Stock or under the Goldman Notes or otherwise pursuant to the Goldman Purchase Agreement; (ii) a pay-off letter from Fleet Capital Corporation setting forth the aggregate amount, including interest, prepayment penalties and other fees, to be paid as of the Closing Date to satisfy all of Mack's obligations under the Loan and Security Agreement, dated as of March 28, 1997, by and among Fleet Capital Corporation, a Rhode Island corporation, Mack Printing Company, a Pennsylvania corporation, Mack Printing Group, Inc., a Delaware corporation, Science Craftsman, Inc., a New York corporation and Port City Press, Inc., a Maryland corporation, as amended and modified from time to time; (iii) pay-off letters from Melham US and Paul F. Mack setting forth the aggregate amount, including interest, prepayment penalties and other fees, to be paid as of the Closing Date to satisfy all of the Company's obligations under the Promissory Notes; and (iv) pay-off letters from Fleet Capital Leasing setting forth the aggregate amount, including interest, prepayment penalties and other fees, to be paid as of the Closing Date to satisfy all of Mack's obligations under the promissory notes, dated September 5, 1997 and January 30, 1998, in the original principal amounts of $923,895.25 and $676,105.00, respectively. The obligations described in this Section
                                                                  -------
2.03(a) are referred to as the "Debt Payment Obligations" and the aggregate
-------
amount of such obligations is referred to as the "Pay-off Amount."

          (b) Prior to Closing, the Sellers shall cause the Company to (i) sell to Sanpur, Inc., a Delaware corporation owned by Purico, and Paul F. Mack, all shares of capital stock of VPI owned beneficially and of record by the Company pursuant to the agreement attached hereto as Exhibit 2.03(b).
                                             ---------------

          (c) Prior to Closing, the Sellers shall cause PCP to assign to VPI (or a wholly owned subsidiary of VPI), and shall cause VPI (or a wholly owned subsidiary of VPI) to assume, all rights and obligations relating to the Greenwood Purchase Agreement pursuant to the agreement attached hereto as
Exhibit 2.03(c).
---------------

          (d) At or prior to Closing and as further discussed below, the Sellers shall cause the following promissory notes to be paid off or canceled:
(i) promissory notes from VPI to the Company in the aggregate principal amount of $1,740,000 at February 28, 1999, (ii) promissory notes from the Company to Purico in the aggregate principal amount of $935,000 at February 28, 1999, (iii) promissory notes from the Company to Melham US in the aggregate principal amount of $250,000 at February 28, 1999, (iv) promissory notes from Melham US to Melham, Inc. in the aggregate principal amount of $40,000 at February 28, 1999 and (v) promissory notes from Melham, Inc. to Purico in the aggregate principal amount of $30,000 at February 28, 1999. These transactions will be accomplished as set forth in Schedule 2.03(d). Sellers shall provide Buyer with original
                ----------------
copies of all of the promissory notes referenced herein, marked "canceled."

          (e) Notwithstanding anything to the contrary herein, any cash of the Company or Melham, Inc. reflected on the Current Balance Sheet or the Company Consolidated Financial Statements shall not be included in the Initial Working Capital.
          (f) At or prior to the Closing, Sellers will cause Mack to issue checks for bonuses in the amounts (reduced by the amount of all withholding Taxes required under applicable Law) set forth in Schedule 2.04(a)(i), as
                                                  --------------------
authorized in the resolutions attached to Schedule 2.04(a)(i) (including
                                          -------------------
appropriate approvals pursuant to Section 280G(b)(5) of the Code), and Buyer will cause Mack to honor such checks).

     Section 2.04.  Adjustment Amount and Payment.
                    -----------------------------

          The "Adjustment Amount" (which may be a positive or negative number) will be equal to the amount determined by (a) subtracting the Initial Working Capital from the Closing Working Capital, (b) adding to such amount the Capital Expenditures, (c) subtracting from such amount the difference obtained by subtracting the Assumed Debt, as set forth on the Company Consolidated Financial Statement in the amount of $0, from the Assumed Debt, as set forth on the balance sheet included in the Closing Financial Statements, which Assumed Debt shall be determined in a manner consistent with and using the same accounting methodologies and practices as the calculation thereof on the Company Consolidated Financial Statements, and (d) adding to such amount, to the extent not reflected in clause (a), the excess of (i) the reduction in Taxes realized by the Company or its Subsidiaries for the current tax year by reason of the payment of the bonuses at Closing set forth on Schedule 2.04(a)(i) over (ii) the
                                               -------------------
amount of any Taxes paid or payable by the Company or its Subsidiaries as a result of the payment of such bonuses. The Adjustment Amount shall be paid either (a) by Sellers to an account specified by Buyer (if the Adjustment Amount is negative) directly by Sellers in cash by wire transfer of immediately available funds or (b) by Buyer to accounts specified by each of the respective Sellers in amounts corresponding to the applicable percentages set forth with respect to each Seller on Schedule 2.04(a)(ii) (if the Adjustment Amount is
                          --------------------
positive) in cash by wire transfer of immediately available funds. All payments shall be made together with interest at 7.5% per annum, which interest shall begin accruing on the Closing Date and end on the date the payment is made. Within three (3) business days after the calculation of the Closing Working Capital becomes binding and conclusive on the parties pursuant to Section 2.05
                                                                  ------------
hereof, Sellers or Buyer, as the case may be, shall make the wire transfer payment provided for in this Section 2.04.
                             ------------

     Section 2.05.  Adjustment Procedure.
                    --------------------

          (a) "Working Capital" as of a given date shall mean the amount calculated by subtracting the Current Liabilities of the Mack Group from the Current Assets of the Mack Group as of the date of the Current Balance Sheet or the Closing Financial Statements, as applicable. The Working Capital of the Mack Group as of the date of the Current Balance Sheet (the "Initial Working Capital") was nineteen million, five hundred thirty-seven thousand, six hundred forty-two dollars ($19,537,642).

          (b) Within sixty (60) days after the Closing Date, Buyer shall prepare unaudited consolidated financial statements ("Closing Financial Statements") of the Mack Group as of the Closing Date and for the period from the date of the Current Balance Sheet through the Closing Date on the same basis and applying the same accounting principles, policies, assumptions, methodologies and practices that were used in preparing the Current Balance Sheet.

The Closing Financial Statements shall reflect consummation of the Pre-Closing Transactions set forth in Section 2.03(b), Section 2.03(c), Section 2.03(d) and
                          ---------------  ---------------  -------------------
Section 2.03(e) and 2.03(f), but (except for any transfer or similar tax imposed
---------------------------
on or payable by the Company or any of its Subsidiaries) shall not give effect to the Closing transactions set forth in Section 2.01 and Section 2.02. Buyer
                                         ------------     ------------
shall then determine the Working Capital as of the Closing Date (the "Closing Working Capital") based on the Closing Financial Statements and using the same methodology as was used to calculate the Initial Working Capital. Buyer shall deliver the Closing Financial Statements and its determination of the Closing Working Capital, the amount of Capital Expenditures and the Assumed Debt to the Sellers within sixty (60) days following the Closing Date.

          (c) If within forty-five (45) days following delivery of the Closing Financial Statements and the calculations of Closing Working Capital, Capital Expenditures and Assumed Debt, the Sellers have not given Buyer written notice of their objection to any of such calculations (which notice must state the basis of Sellers' objection), Buyer's calculations of the Closing Working Capital, Capital Expenditures and Assumed Debt shall be binding and conclusive on the parties and be used in computing the Adjustment Amount and such Closing Financial Statements shall be the final Closing Financial Statements.

          (d) If Sellers duly give Buyer such notice of objection, and if Sellers and Buyer fail to resolve the issues outstanding with respect to the Closing Financial Statements, the Closing Working Capital, the Capital Expenditures and the Assumed Debt within thirty (30) days of Buyer's receipt of Sellers' objection notice, Sellers and Buyer shall submit the issues remaining in dispute to the Philadelphia office of KPMG Peat Marwick LLP, certified public accountants (the "Independent Accountants"), for resolution applying the principles, policies and practices referred to in Section 2.05(b). If issues
                                                  ---------------
remaining in dispute are submitted to the Independent Accountants for resolution, (i) Sellers and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants (provided, that Sellers on the one hand, and the Buyer on the other hand, shall not have any contact or communications with the Independent Accountants without the other party being present or, in the case of written communications, contemporaneously copied); and (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to all such Sellers and Buyer within thirty (30) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Adjustment Amount.

          (e) In connection with its review, the Sellers and their accountants shall have the right to review the methods used in the preparation of the Closing Financial Statements, including the right to review all work papers reasonably related to the review of the Buyer's accountants, and to request and receive reasonably relevant information from the Buyer and the Buyer's accountants.

          (f) All of the fees and expenses of the Independent Accountant, if any, shall be paid equally by the Buyer, on the one hand, and the Sellers, on the other hand; provided, however, that, if the Independent Accountant
                --------  -------
determines that either party's position is totally correct, then the other party shall pay one hundred percent (100%) of the fees and expenses charged by the Independent Accountant in connection with any such determination.

     Section 2.06.  Deliveries at Closing.
                    ---------------------

          (a)       By Sellers to Buyer. At the Closing, Sellers shall deliver,
                    -------------------
or cause to be delivered, to Buyer the following items, each properly executed and dated as of the Closing Date (i) the opinions of Sellers' counsel required pursuant to Section 6.01(n) hereof; (ii) executed resignations of those officers
            ---------------
and directors of the members of the Mack Group who have been designated at least three (3) days prior to the Closing Date by Buyer; (iii) a Certificate of the Secretary of each Seller and each member of the Mack Group, certifying as to the articles of incorporation, bylaws and board resolutions of each such member,
(iv) the Certificates required pursuant to Section 6.01(i) hereof; (v) copies of
                                           ---------------
the executed and final documents referred to in Sections 2.03(a), (b), (c), (d),
                                                --------------------------------
(e) and (f)  (vi) certificates representing the then-outstanding Stock and
-----------
Warrants, together with duly executed stock powers or instruments of assignment therefor to convey the Stock and Warrants to the Buyer; (vii) the Releases and the Real Estate Releases

(provided, however, that any Real Estate Release shall be deemed delivered for purposes of satisfying this condition if Sellers shall have delivered to Buyer's title company documentation sufficient to cause the title company to insure title to the applicable parcel of Real Property without exception to the matter intended to be released by such Real Estate Release); (viii) the Escrow Agreement; (ix) the Special Purpose Escrow Agreement; (x) the Goldman Purchase Agreement; (xi) the executed Termination Agreements; (xii) a statement, in the form set forth in Treasury Regulation (S) 1.1445-2(b)(2) and made under penalties of perjury by each Seller, other than Purico, that (among other things) such Seller is not a foreign person; (xiii) a statement of the Company, in the form set forth in Treas. Reg. (S)(S) 1.1445-2(c)(3) and 1.897-2(h), that the Company is not (and was not at any time during the previous five years) a United States real property holding corporation; (xiv) an IRS Form W-9 completed by each Seller, other than Purico; and (xv) an IRS Form W-8 completed by Purico.

          (b)       By Buyer to Sellers. At the Closing, the Buyer shall deliver
                    -------------------
to Sellers the following items, each (where applicable) properly executed and dated as of the Closing Date: (i) the Cash Consideration, the Equity Consideration and the Debt Consideration (less the Escrow Funds and the Special Purpose Escrow Funds); (ii) the opinion of Buyer's counsel required pursuant to
Section 6.02(f) hereof; (iii) a Certificate of the Secretary of Buyer as to the
---------------
articles of incorporation, bylaws and board resolutions of Buyer; (iv) the Certificate required pursuant to Section 6.02(d) hereof; (v) the Escrow
                                 ---------------
Agreement; and (vi) the Special Purpose Escrow Agreement.

          (c)       By Buyer to Escrow Agent. At the Closing, the Buyer shall
                    ------------------------
deliver to the Escrow Agent the following items each (where applicable) properly executed and dated as of the Closing Date: (i) the Escrow Agreement; (ii) the Special Purpose Escrow Agreement; (iii) the Escrow Funds; and (iv) the Special Purpose Escrow Funds.

     Section 2.07.  Escrow.
                    ------

          (a) Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer will deposit the Escrow Funds with the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement. For purposes of this Agreement, the Buyer Common Stock in the Escrow Funds shall be valued at $16.00 per share, including, without limitation, for the purpose of valuing any disbursements made in connection with the Sellers' obligations under

Section 8.02 hereof.
------------

          (b) To the extent that any indemnity amounts are to be paid pursuant to Section 8.02 hereof, such amounts shall be payable to Buyer
            ------------
initially from the Escrow Funds in accordance with the Escrow Agreement, and thereafter by the Indemnifying Parties as provided in Section 8.02 hereof;
                                                      ------------
provided, however, Sellers, at their option, may pay any indemnity amounts
--------  -------
required to be paid pursuant to Section 8.02 hereof in cash directly to Buyer
                                ------------
and require the Escrow Agent to release to Sellers that number of shares of Buyer Common Stock in the Escrow Funds having a value equal to the amount of such indemnity payment actually made to Buyer divided by $16.00 per share. Eighteen (18) months following the Effective Time and provided no claims by Buyer or any other Indemnified Party for indemnification pursuant to Section
                                                                     -------
8.02 are pending, the Escrow Agent shall release 312,500 shares of Buyer Common
----
Stock (or at the Sellers' option $5 million in other Escrow Funds, other than the Buyer Notes) in the Escrow Funds to the Sellers as provided in the Escrow Agreement. On the fifth anniversary of the Effective Time and provided no claims by Buyer or any other Indemnified Party for indemnification pursuant to Section
                                                                        -------
8.02 are pending, the Escrow Agent shall release all Escrow Funds remaining with
----
the Escrow Agent to the Sellers as provided in the Escrow Agreement.

     Section 2.08.  Special Purpose Escrow.
                    ----------------------

          (a) Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer will deposit the Special Purpose Escrow Funds with the Escrow Agent in accordance with the terms of this Agreement and the Special Purpose Escrow Agreement. Upon repayment of the Bridge Financing Note initially comprising the Special Purpose Escrow Funds, the Buyer and the Escrow Agent shall cause an amount in cash in immediately available funds equal to the outstanding principal amount of such note (as determined pursuant to the Special Purpose Escrow Agreement) to be deposited with the Escrow Agent to replace such note as Special Purpose Escrow Funds in accordance with the terms of this Agreement and the Special Purpose Escrow Agreement.

          (b) The Special Purpose Escrow Funds shall be disbursed in accordance with the terms of the Special Purpose Escrow Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers hereby jointly and severally represent and warrant to Buyer that the following representations and warranties are, as of the date hereof, true and correct:

     Section 3.01.  Organization. With respect to Melham US and Purico, each
                    ------------
such Seller is a corporation or company limited by shares duly organized, validly existing and, in the case of Melham US, in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     Section 3.02.  Enforceability. With respect to Melham US and Purico: (i)
                    --------------
the execution, delivery and performance of this Agreement and of all of the documents and instruments required hereby from the Sellers are within the corporate power of such Sellers; and (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by the Board of Directors, and the shareholders, as applicable, of such Seller, and no other corporate proceedings on the part of such Seller is necessary to authorize this Agreement or to consummate the transactions contemplated herein. With respect to Paul F. Mack, such Seller has full power, legal right and capacity to execute and deliver this Agreement and all of the documents and instruments required hereby from such Seller and to perform his respective obligations hereunder and thereunder. This Agreement has been, and all of the other documents and instruments required hereby to which such Seller is a party will be, duly and validly executed and delivered by such Seller. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights or creditors' remedies generally; and
(ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 3.03.  Consents and Approvals; No Violation or Conflict by Sellers.
                    -----------------------------------------------------------
Except for any applicable filing requirements under the HSR Act, no notice to, filing or registration with, and no permit, authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by such Seller in connection with the execution and delivery of this Agreement by such Seller or for the consummation by such Seller of the transactions contemplated hereby. Assuming that the Required Consents have been obtained, the execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby do not and will not (a) with respect to Melham US and Purico, conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws, Memorandum of Association or organizational documents of such Seller, (b) conflict with or violate any Law, judgment, order, writ, injunction or decree binding on such Seller, or any of its or his respective properties or assets, or (c) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such Seller is a party or by which such Seller or any of its or his respective properties or assets may be bound (which would adversely affect such Seller's ability to consummate the transaction contemplated hereby). The Sellers shall use their reasonable best efforts (which shall not include the payment of money, other than that which is currently due and payable, to the party providing such consent) to obtain, or to cause the Company to obtain, all Required Consents prior to the Effective Time of Closing.

     Section 3.04.  Title to the Stock, the Warrants and the Promissory Notes.
                    ---------------------------------------------------------
Each such Seller owns of record and beneficially good and valid title to the number of shares, the number or the aggregate principal amount, as applicable, of the Stock, the Warrants and the Promissory Notes set forth opposite such Seller's name on Schedule 3.04 hereto, free and clear of any and all liens,
                 -------------
encumbrances, charges, claims, restrictions, pledges or security interests (other than those arising under the Securities Act or any state's securities laws or pursuant to this Agreement). Upon delivery of the Stock and the Warrants to Buyer at the Closing and registration of such securities in the name of Buyer on the appropriate stock records and upon Buyer's payment of the Purchase Price therefor, good and valid title to the Stock and the Warrants, free and clear of all liens, encumbrances, charges, claims, restrictions, pledges or security interests (other than those arising under the Securities Act or any state's securities laws or pursuant to this Agreement), will pass to Buyer, except to the extent the Buyer is a party to fraud or has notice of an adverse claim.

     Section 3.05.  Capitalization. The authorized equity capitalization of the
                    --------------
Company consists of: 50,000 shares of common stock, par value $0.01 per share, and 250,000 shares of series A preferred stock, par value $0.01 and $100 liquidation preference per share. The Stock represents all of the issued and outstanding capital stock of the Company, has been duly and validly issued and is fully paid and non-assessable, and was not issued in violation of any preemptive or other similar right. All of the Stock was offered and sold in compliance with all applicable federal and state securities laws and regulations. Schedule 3.05 describes any agreements to which the Company is a
             -------------
party, and any agreements to which any Seller is a party, relating to the Stock, and true and correct copies of such agreements have been delivered to the Buyer. Sellers shall cause all those agreements listed on Schedule 3.05 hereto to be
                                                   -------------
terminated immediately prior to the Effective Time of Closing, except as noted thereon. Except for the Warrants, the Series A Preferred Stock and the Promissory Notes, there are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any capital stock of the Company, nor is the Company committed to issue any such option, warrant or other right. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of the Company. Except as set forth on Schedule 3.05 hereto, there are no voting trusts, proxies or other
         -------------
agreements or understandings with respect to the voting of any capital stock of the Company, other than any to which the Buyer is a party.

     Section 3.06.  Organization. Each of the Company and its Subsidiaries is a
                    ------------
corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and each has all requisite corporate or organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify will not result in a Material Adverse Effect on the Mack Group, taken as a whole. Schedule 3.06
                                                             -------------
attached hereto is a true and complete list of all such jurisdictions referred to in this Section for each of the Company and its Subsidiaries.

     Section 3.07.  Subsidiaries.
                    ------------

          (a)       Schedule 3.07(a) is a true and complete list of all of the
                    ----------------
Company's Subsidiaries.  Schedule 3.07(a) accurately sets forth for each such
                         ----------------
Subsidiary (i) its name and jurisdiction of incorporation or organization, (ii) the number of shares of authorized capital stock of each class of its capital stock or membership interests, (iii) the number of issued and outstanding shares of each class of its capital stock or membership interests, the names of the holders thereof and the number of shares or membership interests held by each such holder and (iv) the number of shares of its capital stock or membership interests held in treasury (if any). All of the issued and outstanding shares of capital stock or membership interests of each such Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable.

          (b)       Except as set forth on Schedule 3.07(b), giving effect to
                                           ----------------
consummation of the transactions contemplated by the Goldman Purchase Agreement, all of the issued and outstanding shares of capital stock or membership interests of each such Subsidiary are owned of record and beneficially by the Company or another Subsidiary of the Company, free and clear of any and all restrictions on transfer (other than restrictions under the Securities Act or any state's securities laws or pursuant to this Agreement), taxes, liens, encumbrances, charges, pledges, security interests, contracts, commitments, equities, claims and demands.

          (c)       Except as set forth on Schedule 3.07(c), there are no
                                           ----------------
outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, subscription rights or other contracts or commitments that, by their terms, could require the Company to sell, transfer or otherwise dispose of any capital stock or membership interests of any of its Subsidiaries, other than VPI or Greenwood, or that could require any of its Subsidiaries, other than VPI or Greenwood, to issue, sell or otherwise cause to become outstanding any of its own capital stock or membership interests. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any such Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any such Subsidiary, other than any to which the Buyer is a party. Schedule 3.07(c)
                                                          ----------------
attached hereto is a true and complete list of all corporations, limited liability companies, partnership or other entities, with respect to which the Company or any of its Subsidiaries has owned or otherwise controlled a majority of the outstanding voting securities, and all predecessor entities of the Company and its Subsidiaries (the "Former Subsidiaries") and accurately sets forth for each Former Subsidiary (i) its name and jurisdiction of incorporation or organization, (ii) the nature and extent of the Company's or its Subsidiary's interest in such Former Subsidiary, (iii) the date such interest was disposed of and (iv) the manner of such disposition. Except as set forth on Schedule
                                                                 --------
3.07(c), the Company and its Subsidiaries do not own, and have not owned, any
-------
equity interest in any corporate entity except its Subsidiaries and Former Subsidiaries.

     Section 3.08.  Company Financial Statements. The Company Consolidated
                    ----------------------------
Financial Statements and the Company Consolidating Financial Statements have been prepared in accordance with GAAP (except as may be indicated in notes thereto) and fairly present in accordance with GAAP throughout the periods involved (except to the extent required by changes in GAAP or as described in notes thereto) the consolidated financial position of the Company and its consolidated Subsidiaries or the consolidating financial position of the Company, as applicable, as of the respective dates thereof or for the respective periods set forth therein and the consolidated or consolidating, as applicable, results of its or their, as applicable, operation and cash flow from the periods set forth therein. Except as set forth on the Company Consolidating Financial Statements or on Schedule 3.08, the Company does not own any assets other than
                 -------------
shares of capital stock of Melham, Inc., which consist of 425,000 shares of common stock, par value $0.01 per share, 539,978 shares of Senior Preferred Stock, par value $0.01 and $20 liquidation preference per share, and 548,296 shares of Junior Preferred Stock, par value $0.01 and $20 liquidation preference per share.

     The shares of common and preferred stock of Melham, Inc. owned by the Company represent all of the issued and outstanding capital stock of Melham, Inc., and, except in respect of such preferred stock, Melham, Inc. has no outstanding options, warrants, purchase rights, conversion rights or similar rights for the issuance, sale or transfer of the capital stock of Melham, Inc. The common and preferred shares of Melham, Inc. owned by the Company have been duly and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or other similar rights, all such shares were offered and sold in compliance with all applicable federal and state securities laws and regulations.

     Section 3.09.  Melham, Inc. The Melham, Inc. Financial Statements have been
                    ------------
prepared in accordance with GAAP (except as may be indicated in notes thereto) and fairly present in accordance with GAAP throughout the periods involved (except to the extent required by changes in GAAP or as described in notes thereto) the consolidating financial position of Melham, Inc. as of the respective dates thereof or for the respective periods set forth therein and the consolidating results of its operation and cash flow from the periods set forth therein. Except as set forth on the Melham, Inc. Financial Statements or on
Schedule 3.09, Melham, Inc. does not own any assets other than shares of capital
-------------
stock of Mack, which, after giving effect to consummation of the transactions contemplated by the Goldman Purchase Agreement, consist of 425,000 shares of common stock, par value $0.01 per share, 539,978 shares of 13% Senior Preferred Stock, par value $0.01 and $20 liquidation preference per share, and 548,296 shares of 14% Junior Preferred Stock, par value $0.01 and $20 liquidation preference per share. Except as set forth in Schedule 3.09 and after giving
                                             -------------
effect to consummation of the transactions contemplated by the Goldman Purchase Agreement, the shares of common and preferred stock of Mack owned by Melham, Inc., represent all of the issued and outstanding capital stock, options, warrants, purchase rights, conversion rights and similar rights for the issuance, sale or transfer of the capital stock of Mack. Such shares of capital stock and warrants have been duly and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or other similar rights. All of such shares of capital stock and warrants were offered and sold in compliance with all applicable federal and state securities laws and regulations.

     Section 3.10.  Mack Financial Statements; PCP Financial Statements. The
                    ---------------------------------------------------
Mack Financial Statements have been prepared in accordance with GAAP (except as may be indicated in notes hereto) and fairly present in accordance with GAAP throughout the periods involved (except to the extent required by changes in GAAP or as described in notes thereto) the consolidated financial position of Mack and its consolidated Subsidiaries as of the respective dates thereof or for the respective periods set forth therein and the consolidated results of their operation and cash flow from the periods set forth therein. The PCP Financial Statements have been prepared in accordance with GAAP (except as may be indicated in notes thereto) and fairly present in accordance with GAAP throughout the periods involved (except to the extent required by changes in GAAP or as described in notes thereto) the financial position of PCP as of the respective dates thereof or for the respective periods set forth therein and the results of its operation and cash flow from the periods set forth therein. PCP owns no Subsidiaries.

     Section 3.11.  Authority; Enforceability; Consents and Approvals; No
                    -----------------------------------------------------
Violation or Conflict by Mack Group.
-----------------------------------

          (a) The execution, delivery and performance by each of the Company and its Subsidiaries of all of the documents and instruments required hereby to which it is a party are within the corporate or organizational power, as the case may be, of each such entity, and have been duly and validly authorized by all necessary actions by the boards of directors, or shareholders thereof, as applicable. Each of the documents and instruments required hereby to which the Company or any of its Subsidiaries is a party will be duly and validly executed and delivered by each such entity prior to Closing. Each of the documents and instruments required hereby to which the Company or any of its Subsidiaries is a party will be, when executed and delivered by the parties thereto, the valid and binding obligations of each such entity, enforceable against each such entity in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights or creditors' remedies generally; and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) Except for any applicable filing requirements under the HSR Act, no notice to, filing or registration with, and no permit, authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or for the consummation by the Company or any of its Subsidiaries of the transactions contemplated hereby, except for such notices, filings, registrations, permits, authorizations, consents or approvals, the failure of which to be obtained would not reasonably be likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          (c) Assuming that the Required Consents have been obtained and subject to the last statement made on Schedule 1.93, the execution, delivery and
                                      -------------
performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of the Company or any of its Subsidiaries, (b) conflict with or violate any Law, judgment, order, writ, injunction or decree binding on the Company or any of its Subsidiaries or any of their respective properties or assets or (c) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, including without limitation the Contracts identified on Schedule 3.18, other
                                                         -------------
than those notes, bonds, mortgages, indentures, licenses, contracts, agreements or other instruments the breach of or default under which would not reasonably be likely to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     Section 3.12.  No Adverse Change. Except as set forth in Schedule 3.12 or
                    -----------------
as contemplated by this Agreement, since December 31, 1997, there has not been:
(a) any change in
the business, financial condition or results of operations of the Company or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on the Mack Group taken as a whole; (b) any loss, damage, condemnation or destruction to any of the properties of any member of the Mack Group materially adversely affecting the business or properties of any member of the Mack Group (whether covered by insurance or not); (c) any material increase, other than in the ordinary course of business, in the rates of pay of any of the employees of any member of the Mack Group; (d) any labor dispute or disturbance, litigation, work stoppage or other event or condition that could have an effect similar to a labor dispute, disturbance, work stoppage or litigation and that has had or could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries; (e) any indebtedness for borrowed money or capitalized leases by the Company or any of its Subsidiaries other than in the ordinary course of business; (f) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of the Company or any of its Subsidiaries, except for Liens, matters to be released by the Real Estate Releases listed on
Schedule 1.85 hereto, and Permitted Property Conditions, or any of the foregoing
-------------
that have been fully and completely released since such date; (g) any sale, transfer or other disposition of assets of the Company or any of its Subsidiaries other than in the ordinary course of business and other than dispositions of obsolete equipment, furniture and fixtures; or (h) any change in the methods of accounting or accounting practices of any Mack Group entity. Since December 31, 1997, neither the Company nor any of its Subsidiaries nor any of the Sellers has adopted or taken any action in contemplation of any plan of liquidation, dissolution or merger involving the Company or any of its Subsidiaries.

     Section 3.13.  No Litigation. Except as listed in Schedule 3.13 attached
                    -------------                      -------------
hereto, there is no litigation, arbitration proceeding, governmental investigation or action of any kind pending or, to the Knowledge of the Sellers, proposed or threatened (a) against any Seller or the Company or any of its Subsidiaries, (b) relating to the business, assets, properties or products of any Seller or the Company or any of its Subsidiaries or (c) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby. Except for the three (3) matters identified with an asterisk (*) on Schedule 3.13 which
                                                             -------------
are subject to the last paragraph of Schedule 3.13, the matters listed on
                                     -------------
Schedule 3.13, if decided in a manner adverse to any Seller or the Company or
-------------
any of its Subsidiaries, have not had and could not reasonably be expected to have a Material Adverse Effect on any Seller or on the Company or any of its Subsidiaries.

     Section 3.14.  Title to and Sufficiency of Assets. The Mack Group owns good
                    ----------------------------------
and valid title to the Assets (other than the Real Property) as constituted as of the date hereof (excluding, for purposes of this sentence, Assets held under leases or licenses), and good and marketable title to the Real Property owned by the Mack Group as constituted as of the date hereof, in each case, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges or security interests, except the Permitted Liens and Permitted Property Conditions and matters to be released by the Real Estate Releases listed on Schedule 1.85 hereto and liens on personal property securing
                   -------------
obligations not exceeding $50,000. The Assets include all tangible and intangible assets, contracts and rights necessary or required for the operation of the businesses of the Mack Group in accordance with present practice.

     Section 3.15.  Bank Accounts; Powers of Attorney. The Bank Accounts
                    ---------------------------------
constitute all checking accounts, savings accounts, custodial accounts, certificates of deposit, safe deposit boxes or other similar accounts maintained by the Mack Group. Schedule 1.08 is a true and complete listing of the Bank
                   -------------
Accounts, and sets forth for each Bank Account: the bank name and branch address; the account number; and the name of each person with signature authority for each such account. Except as set forth on Schedule 1.08, the
                                                        -------------
members of the Mack Group have granted no outstanding powers of attorney to any person with respect to any matter.

     Section 3.16.  Condition of Equipment. Except as set forth on Schedule
                    ----------------------                         --------
3.16, (a) the Equipment, taken as a whole, is (i) in working condition and
----
repair, subject to ordinary wear and tear, and (ii) capable of producing work of the same quality as has been acceptable to the specific customers served, and
(b) to the Knowledge of the Sellers, no required rebuilds or unbudgeted major repairs of the Equipment are necessary within the 12 months following the Effective Time of Closing.

     Section 3.17.  Books and Records. The Books and Records are complete and
                    -----------------
correct in all material respects and the Company has made available to the Buyer for examination the originals or true and correct copies of all documents which the Buyer and Buyer's counsel have requested in connection with the transactions contemplated by this Agreement.

     Section 3.18.  Contracts. Schedule 3.18 attached hereto is a true and
                    ---------  -------------
complete list of all of the Contracts (and in the case of oral contracts with Significant Customers a brief summary of the terms of payment, target selling price, length of relationship, 1998 annual volume, special pricing arrangements, and any paper over-consumption and under-consumption arrangement) that constitute: (a) a lease of any personal property with aggregate annual rental payments in excess of $100,000 or remaining term in excess of one year; (b) an agreement to purchase or sell a capital asset for a price in excess of $100,000;
(c) an agreement relating to the borrowing or lending of money other than accounts payable or accounts receivable arising in the ordinary course of business; (d) a guaranty, contribution agreement, support, indemnity, letter of credit or other agreement that includes any contribution, support or indemnity obligation that may exceed $100,000; (e) an agreement limiting in any respect the ability of any member of the Mack Group to compete in any line of business or with any person; (f) a license or franchise agreement involving payments by, on behalf of or to any Mack Group entity in excess of $100,000; (g) an agreement pursuant to which any Mack Group entity may be expected to supply goods or to perform services in excess of $100,000; (h) an agreement pursuant to which any Mack Group entity may be obligated to pay for goods and services to be delivered or performed with a value in excess of $100,000; (i) a collective bargaining agreement or other labor agreement or employment agreement (other than at will employment agreements) or consulting agreement pursuant to which services are rendered to a Mack Group entity; (j) an agreement pursuant to which any Mack Group entity may become obligated to pay any amount or receive any benefit in respect of indemnification obligations, purchase price adjustments or otherwise in connection with any (i) acquisition or disposition of assets having a value in the aggregate in excess of $100,000 other than sales or purchases of inventory in the ordinary course of business, (ii) merger, consolidation or other business combination, or (iii) series or group of related transactions or events of a type specified in clauses (i) or (ii) above; and (k) any other agreement involving an amount over its term in excess of $100,000 or pursuant to which any member of the Mack Group has any obligation or Liability which exceeds $100,000. Schedule 3.18 includes a true and correct copy of the Memorandum of
          -------------
Understanding between Carden Jennings Publishing Company, Ltd. and The Mack Printing Group, dated April 14, 1997. The Company has delivered to the Buyer true and complete copies of each Contract listed on Schedule 3.18.
                                                    -------------

Each contract listed on Schedule 3.18 (i) is in full force and effect and (ii)
                        -------------
is enforceable against the applicable Mack Group entity in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights or creditors' remedies generally; and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each member of the Mack Group has performed and, to the Knowledge of the Sellers, every other party has performed, each material term, covenant and condition of each of the Contracts identified on
Schedule 3.18 that is to be performed by any of them at or before the date
-------------
hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by any member of the Mack Group or, to the Knowledge of the Sellers, any other party under any of the Contracts identified on Schedule 3.18. To the Knowledge of the
                                         -------------
Sellers, no party to any of the Contracts identified on Schedule 3.18 has
                                                        -------------
advised any Mack Group entity of its intention to cancel, terminate or exercise any option under any of the Contracts. Sellers shall use reasonable best efforts to provide Buyer with evidence, reasonably satisfactory to Buyer, of the termination of all liabilities and obligations for borrowed monies identified on
Schedule 3.18 prior to the Effective Time of Closing. Except for agreements
-------------
with customers, no member of the Mack Group is a party to any oral contract with aggregate payment obligations or revenues of $100,000 or more.

     Section 3.19.  Real Property. Schedule 1.86 is a true and correct list of
                    -------------
all of the Real Property. With respect to each Major Facility and, where representations and warranties set forth below are expressly applicable to leased Real Property, with respect to each such parcel of Real Property, except as set forth on Schedule 1.86:
                -------------

          (a) there are no pending or, to the Knowledge of the Sellers, threatened condemnation proceedings, lawsuits or administrative actions relating to the parcel;

          (b) with respect to each parcel of Real Property leased by any member of the Mack Group (the member of the Mack Group leasing such parcel being referred to herein as the "Mack Tenant"), the lease (the "Real Property Lease") under which such Real Property is leased is in full force and effect, the Mack Tenant has received no notice of any default from the landlord or its agents, and, after reasonable inquiry of the Mack Tenant, to the Knowledge of

Sellers, there exists no condition, event, act or omission which, with or without notice, lapse of time or both, would constitute a default under the Real Property Lease. The Company has made available to the Buyer a copy of such Real Property Lease, and such copy is true, correct and complete in all material respects, and includes any and all modifications and amendments thereof. The interest of the Mack Tenant in and under such Real Property Lease is unencumbered and subject to no present Real Property Title Exception, except for any Permitted Property Condition. To the Knowledge of Sellers, after reasonable inquiry of the Mack Tenant and the Company, neither the Mack Tenant nor the Company has received notice of any claim, contest, dispute, action, or threatened action at law or in equity otherwise that could reasonably be expected to (i) in the case of a Major Facility or a Leased Warehouse, materially and adversely affect operations or materially impair the marketability of title to such parcel, or (ii) in the case of any other parcel of Real Property subject to a Real Property Lease, to have a Material Adverse Effect upon the Mack Group taken as a whole. Schedule 1.86 completely and
                                             -------------
accurately sets forth the termination date, rental rate and, where applicable, current charges assessed by the lessor for maintenance, taxes, and other operating expenses applicable to the Real Property Lease;

          (c) the legal description for the parcel (together with the appurtenances thereto) contained in the deed or deeds thereof or lease therefor is not materially different than the description of the real property used in connection with the operation of the facility located on such parcel. Notwithstanding the foregoing, the Buyer acknowledges that the rear loading dock of the facility operated by PCP at 1323 Greenwood Road, Pikesville, Maryland (the "Pikesville Site") is served by a driveway located in part on the property adjoining such facility to the north, and that the existence of such driveway on such adjoining property shall not be deemed a violation of the Sellers' representations and warranties under this Section 3.19;
                                          ------------

          (d) to the Knowledge of the Sellers, and except as shown on the Property Survey for the Pikesville Site, which the Buyer has received and accepted, (i) the buildings and improvements on such parcel are located within the boundary lines of the described parcels and do not encroach on any easement that may burden the parcel except to an extent that would constitute a Permitted Property Condition, (ii) no building or improvement on any neighboring parcel encroaches on such parcel except to an extent that would constitute a Permitted Property

Condition, (iii) and the building and improvements on such parcel comply with all applicable setback requirements, parking requirements, zoning laws and ordinances. Notwithstanding the foregoing, the Buyer acknowledges that one or more of the Major Facilities may be improved with a structure or structures that are legal non-conforming structures under the provisions of the zoning ordinance applicable thereto. Buyer further acknowledges that the building at 300 West Chestnut Street, Ephrata, Pennsylvania (the "Ephrata Site") violates certain restrictive covenants applicable to the Ephrata Site. Such violations shall not be deemed a violation of Sellers' representations and warranties herein.

          The Sellers have received no notice that the zoning and Permits in place for such parcel are inadequate to permit the use presently being made of the parcel, and to the Knowledge of the Sellers, there is no pending or threatened challenge to any zoning designation or Permit affecting the parcel that could reasonably be expected to materially and adversely affect operations or materially impair the marketability of title to such parcel.

          (e) no parking or storm water drainage or management facilities necessary to satisfy applicable zoning requirements or private restrictions of record, or necessary for the continuation of the current use of the parcel as presently operated, are located off the parcel and serve such parcel, except pursuant to permanent, appurtenant easements benefiting the parcel or dedicated to the public. Notwithstanding the foregoing, in connection with the present operations at the Ephrata Site, some parking for the site is provided on the land of a church facility across the street from the Real Property, pursuant to an informal oral agreement with the church, as described in the report prepared by Don Blair entitled "Mack Printing Group, Inspection, January 1999." The use of such parking for the site shall not be considered a violation of the Sellers' representations and warranties hereunder;

          (f) the buildings on the parcel are not located within any flood plain and the parcel is not subject to any similar type restriction for which any Permits necessary to the use thereof have not been obtained;

          (g) all facilities have received all approvals of governmental authorities (including Permits) required in connection with the ownership, occupation or present operation thereof and are currently being operated and maintained in accordance with applicable Law;

          (h)       except for the permitted exceptions listed on Schedule 1.76,
                                                                  -------------
there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel (the representations and warranties in this subparagraph are applicable to Real Property leased by any member of the Mack Group). Notwithstanding the foregoing, Mack subleases approximately 11,500 square feet of the New York Sales Office at 708 third Avenue, New York, New York, to Scott Jeffries Associates, Inc., under a Sublease dated August, 1995, at the rate of $2,500 per month. The initial term of such sublease expired September 30, 1998, and such subtenant has exercised its right to extend the term of such sublease for two additional years;

          (i) no member of the Mack Group has granted any options or rights of first refusal that remain executory to purchase the parcel, or any portion thereof or interest therein, and no member of the Mack Group occupying such parcel has granted, and to the Knowledge of the Sellers, after reasonable inquiry of the member of the Mack Group occupying such parcel, there are no unrecorded restrictions, covenants, condition, or agreements, affecting such parcel, except Permitted Property Conditions, and except matters of record in the zoning or planning office of the jurisdiction in which such parcel is located (the representations and warranties in this subparagraph are applicable to Real Property leased by any member of the Mack Group);

          (j) there are no parties (other than members of the Mack Group) in possession of all or part of the parcel, other than tenants under any leases or subleases disclosed in Schedule 1.86 or Section 3.19(h), who are in
                          -------------    ---------------
possession of space to which they are entitled (the representations and warranties in this subparagraph are applicable to Real Property leased by any member of the Mack Group);

          (k) the parcel is supplied with utilities and other services necessary for the present operation of such facilities, including gas, electricity, water, telephone, sanitary sewer or septic system, and storm water management, all of which services are adequate for the present operation of the facilities on the parcel, and, to the Knowledge of the Sellers, all such utilities and other services are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel or dedicated to the public; and

          (l) each parcel abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel, and access to the property is provided by paved public right-of-way with adequate duly permitted curb cuts at each driveway on the parcel.

          (m) if the parcel is a Major Facility, improvements on the parcel and the mechanical and utility systems serving the parcel are in fair condition, considering the age and use (except as otherwise disclosed in
Schedule 3.16).
--------------

     Buyer has raised certain objections to matters revealed by the title examinations performed on the Major Facilities and by the surveys performed for the Major Facilities (collectively, "Title Objections"). Sellers have undertaken no obligation to correct any of the Title Objections, and, subject to Sellers' delivery of the Real Property Releases, Buyer has waived all Title Objections. The representations and warranties set forth in Subsections (c),
(d), (e), (f), (k), and (l) of this Section 3.19 shall not survive Closing and,
                                    ------------
notwithstanding anything in this Agreement to the contrary, shall not be subject to the indemnity provisions of Section 8.02.
                               ------------

     Section 3.20.  Intellectual Property.
                    ---------------------

          (a)       Except as set forth on Schedule 1.50 and except where a
                                           -------------
failure to own or have the right to use would not have a Material Adverse Effect on the Mack Group taken as a whole, to the Knowledge of the Sellers, the members of the Mack Group own exclusively or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of the Mack Group as presently conducted. To the Knowledge of the Sellers, each material item of Intellectual Property owned by the Mack Group immediately prior to the Effective Time of Closing will be owned or available for use by them on identical terms and conditions immediately subsequent to the Effective Time of Closing, except as may be caused solely by actions or the status of the Buyer. The members of the Mack Group have, in their sole discretion, taken action, as deemed by the Mack Group to be necessary and/or desirable to maintain and protect each item of Intellectual Property that they own or use. To the Knowledge of the Sellers, each material item of Intellectual Property used by the Mack Group pursuant to license or other authorization of a third party is used with the authorization of the licensor or authorizing party and, except as to those licenses or other authorizations that are terminable upon a change of control of the licensee and specifically identified on Schedule 1.50, the execution, delivery and performance of this Agreement by
   -------------
the Sellers and the consummation of the transactions contemplated herein will not impair such use, except where such impairment could not reasonably be expected to have a Material Adverse Effect on the Mack Group taken as a whole, and except as may be caused solely by actions or the status of the Buyer.

          (b)       Except as set forth on Schedule 1.50, the Company and its
                                           -------------
Subsidiaries have not received written notice of any unresolved charge, complaint, claim, demand or notice alleging that the Company and its Subsidiaries have interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party (including any claim that the Company or any Subsidiary must license or refrain from using any intellectual property rights of any third party). To the Knowledge of the Sellers, the Company and its Subsidiaries do not have any pending claims that a third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Mack Group.

          (c)       Schedule 1.50 identifies each patent, trademark and
                    -------------
copyright registration or other registration that has been issued to the Mack Group with respect to any of its Intellectual Property, identifies each pending application or application for registration that any member of the Mack Group has made with respect to any of its Intellectual Property and identifies each material license, agreement or other permission that any member of the Mack Group has granted to any third party with respect to any of its Intellectual Property (together with any exceptions thereto). The Company has made available to the Buyer correct and complete copies of all such patents, registrations, applications, and material licenses, agreements and permissions (as amended to date). Schedule 1.50 also identifies each registered trade name used by the
       -------------
Mack Group in the operation of its businesses.  Except as set forth on Schedule
                                                                       --------
1.50, with respect to each item of Intellectual Property required to be
----
identified therein:

                    (i) to the Knowledge of the Sellers, the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and

                    (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Sellers, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                    (iii)  except as set forth on Schedule 1.50, neither the
                                                  -------------
Company nor any of its Subsidiaries has licensed or permitted any third party to use any such item.

     Section 3.21.  Insurance. (a) Schedule 3.21 attached hereto accurately sets
                    ---------      -------------
forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and worker's compensation coverage and bond and surety arrangements) to which the Company or any of its Subsidiaries or Former Subsidiaries has been a party, a named insured or otherwise the beneficiary of coverage at any time since January 1, 1994:

                    (i)    the name, address and telephone number of the agent;

                    (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                    (iii)  the policy number and the period of coverage;

                    (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                    (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

          (b) With respect to each such insurance policy which is still in effect or under which the Company or any of its Subsidiaries or Former Subsidiaries has any continuing rights or obligations: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, other than as a result of any action taken by or the status of the Buyer; (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Sellers, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (iv) to the Knowledge of the Sellers, no party to the policy has repudiated any provision thereof. Schedule 3.21
                                                          -------------
describes any self-insurance arrangements affecting the Company or any of its Subsidiaries.

     Section 3.22.  Employee Benefit Plans.
                    ----------------------

          (a)       Definitions.  When used in this Section 3.22:
                    -----------                     ------------

                    (i) "Affiliated Entity" means any corporation, trade or business (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA, or which, with the Company, is treated as a single employer under the Code or ERISA;

                    (ii) "Employee Benefit Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), welfare benefit plan (as defined on Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock options, deferred compensation, incentive, severance, termination or other compensation or insurance plan or arrangement, or other material employee fringe benefit plan or arrangement presently maintained, or contributed to, by the Company or any Affiliated Entity.

                    (iii) "Employee" means any person employed by the Company or an Affiliated Entity at the Effective Time of Closing. Any person who has ceased employment with the Company or an Affiliated Entity before the Effective Time of Closing shall not be an Employee for purposes of this Agreement, even if such person has rights under an Employee Benefit Plan as a result of service with the Company or an Affiliated Entity.

          (b)       Identification of Plans. Schedule 3.22 includes a complete
                    -----------------------  -------------
list of all Employee Benefit Plans. Each Employee Benefit Plan providing benefits funded through a policy of insurance is so indicated by the word "insured" in Schedule 3.22.
             -------------

          (c)       Claims Against Employee Benefit Plans. Except as set forth
                    -------------------------------------
on Schedule 3.22, no actions, suits or claims (other than routine claims for
   -------------
benefits) have been filed or, to the Knowledge of the Sellers, are contemplated or threatened against any Employee Benefit Plan or against the assets of any Employee Benefit

Plan and, to the Knowledge of the Sellers, there is no basis for any such action, suit or claim.

            (d)     Prohibited Transactions and Fiduciary Violations. Except as
                    ------------------------------------------------
set forth on Schedule 3.22, to the Knowledge of the Sellers, neither any
             -------------
Affiliated Entity nor the Company has engaged in any prohibited transaction or breach of fiduciary responsibility that could subject the Company or any Affiliated Entity to any material tax or penalty imposed under Section 4975(a) of the Code or Section 502(i) or 502(l) of ERISA with respect to any Employee Benefit Plan.

          (e)       Plan Documents. The Company has made available to Buyer a
                    --------------
true, correct and complete copy of each instrument constituting a part of each Employee Benefit Plan or a summary of any such Employee Benefit Plan that is not evidenced by a written plan document. Such documents include, without limitation, plan documents, benefit schedules, insurance contracts, trusts and other funding vehicles and published announcements, policy statements, procedures, summary plan descriptions, summaries of material modifications and similar instruments setting forth the provisions of any Employee Benefit Plan. As to each funded Employee Benefit Plan, the Company has delivered to Buyer the most recent annual financial report with respect to such plan, any information regarding subsequent contributions or withdrawals and any subsequent interim report. Each such financial report is an accurate description of the financial status of the subject Employee Benefit Plan as of the date thereof, and there have been no material adverse changes in the financial status of any such Employee Benefit Plan since the date of the most recent report provided for each plan.

          (f)       Plan Provision Changes. Except as set forth on Schedule
                    ----------------------                         --------
3.22, neither the Company nor any Affiliated Entity has made any written or
----
oral, implied or express representations that are inconsistent with the terms of the documents described in the preceding paragraph (e). Further, except as set forth on Schedule 3.22, neither the Company nor any Affiliated Entity has made
         -------------
any written or oral, express or implied representations regarding the continuation of any Employee Benefit Plan after the Effective Time of Closing; and except as set forth on Schedule 3.22, each such Employee Benefit Plan may be
                           -------------
amended or terminated at any time with no obligation to provide any further benefits other than those accrued to the date of the amendment or termination in the case of pension benefits or earned and vested to the date of the amendment or termination in the case of welfare or other benefits.

          (g) Tax Status of Certain Plans.  Schedule 3.22 specifically
              ---------------------------   -------------
identifies each Employee Benefit Plan that is represented or intended to be a qualified plan under Code Section 401(a) using the words "Qualified Plan", that is or is funded through a cafeteria plan under Code Section 125 using the words "Cafeteria Plan", or that is funded with a trust intended to be a voluntary employees' beneficiary association under Code Section 501(c)(9) using the term "VEBA".

              (i) With respect to each Employee Benefit Plan so identified as a Qualified Plan and except as set forth on Schedules 3.22, the IRS has issued a
                                          --------------
favorable determination letter to such plan to the effect that the form of such Qualified Plan (or predecessor plan) satisfies the requirements of Code Section 401(a) as specified in such determination letter. Each Qualified Plan has materially satisfied, in form and operation, the qualification requirements of Code Section 401(a), and no action that has been taken or not taken with respect to the Qualified Plan subsequent to the date of the most recent determination letter has had or is reasonably expected to have any adverse impact on the continued qualification of the Qualified Plan through the Effective Time of Closing. The IRS has not revoked any letter of determination or opinion letter to which reference is made above, nor has the IRS threatened any such revocation. For this purpose, an operational defect is material if it can not be corrected under the APRSC program or the VCR program contained in IRS Rev. Proc. 98-22.

              (ii) Except as set forth on Schedules 3.22, each identified
                                          --------------
Cafeteria Plan and each related Employee Benefit Plan has been established and operated in accordance with the applicable requirements of Code Section 125 for all years subsequent to the establishment of the Cafeteria Plan and up to the Effective Time of Closing, and with respect to which the Company's and the Affiliated Entities' tax returns and the Cafeteria Plan's tax returns are open to audit, has materially satisfied, in form and operation, the requirements of Code Section 125, and no action that has been taken or not taken with respect to the Cafeteria Plan has had or is reasonably expected to have any adverse impact on the Cafeteria Plan's continued satisfaction of such requirements through the Effective Time of Closing. The IRS has not threatened any denial of the treatment of the Cafeteria Plan as a cafeteria plan under Code Section 125.

               (iii) With respect to each Employee Benefit Plan so identified as being funded by a VEBA and except as set forth on Schedules 3.22, the IRS has
                                                  --------------
issued an exemption letter for each such VEBA to the effect that the form of such VEBA (or predecessor trust) satisfies the requirements of Code Section 501(c)(9). The VEBA has materially satisfied, in form and operation, the requirements of Code Section 501(c)(9), and no action that has been taken or not taken with respect to the VEBA subsequent to the date of the most recent exemption letter has had or is reasonably expected to have any adverse impact on the continued exemption of the VEBA through the Effective Time of Closing. The IRS has not revoked any exemption letter to which reference is made above, nor has the IRS threatened any such revocation.

          (h)  Funding Status.
               --------------


               (i)   Except as set forth on Schedule 3.22, no "accumulated
                                            -------------
funding deficiency" within the meaning of either Code Section 412 or ERISA
Section 302 exists with respect to any Employee Benefit Plan subject to such sections nor would any such deficiency exist but for the application of an alternative minimum funding standard. No waiver of the minimum funding standards imposed by the Code with respect to any such plan has been requested or issued.

               (ii)  Except as set forth on Schedule 3.22, no unfunded or
                                            -------------
uninsured liability with respect to any Employee Benefit Plan or any entitlement, including, without limitation, any entitlement under any executive compensation, supplemental retirement or any employment continuity agreement, other than a Qualified Plan, exists, nor are any actual or contingent reserves maintained to fund the liabilities of such plans or entitlements; and all contributions due to be made during the last five years have been made to each Employee Benefit Plan by the Company and the Affiliated Entities on a timely basis.

               (iii) As to each plan identified in Schedule 3.22 with the word
                                                   -------------
"insured", all premiums due or payable for coverage through the Effective Time of Closing have been paid in full, and no such premium is overdue or in its grace period. Further, except as disclosed in Schedule 3.22, the Company and
                                               -------------
any Affiliated Entity have funded each Employee

Benefit Plan in accordance with its terms through the Effective Time of Closing. Any premium stabilization and other reserve held under such contract is also listed in Schedule 3.22.
          ------------

               (iv) Except as set forth on Schedule 3.22, the fair market value
                                           -------------
of the assets of each funded defined benefit pension plan maintained by the Company or an Affiliated Entity equals or exceeds the actuarial present value of all accrued benefits under the plan (whether or not forfeitable), including, without limitation, early retirement subsidies, automatic cost of living adjustments and all other amounts considered to be benefit liabilities upon a standard termination of a defined benefit plan subject to Title IV of ERISA, with such actuarial present value being determined by application of the actuarial methods and assumptions applied by the plan's enrolled actuary in the most recent annual valuation of the plan.

               (v)  Schedule 3.22 discloses any liability for post-retirement
                    -------------
benefits that would be required to be recorded under Financial Accounting Standards Board Statement No. 106, assuming that the Company or any Affiliated Entity were subject to such standard and it was fully effective as of the Effective Time of Closing.

          (i)  Government Contract Matters.  The Company has not received
               ---------------------------
reimbursement for any contributions made to, benefits accrued under or other costs incurred in connection with any defined benefit pension plan under any provision of any contract with the government of the United States, any agency thereof, any state or any political subdivision thereof.

          (j)  Excise Tax Liability and Liens.  To the Knowledge of the Sellers,
               ------------------------------
neither the Company nor any Affiliated Entity (i) has engaged in any transaction that may result in the imposition on the Company or any Affiliated Entity of any excise tax under Section 4971, 4972, 4976 through 4980B, 4980D, 4980E and 5000 of the Code, or otherwise incurred a liability for any excise tax, other than excise taxes that have heretofore been paid or have been accrued, and, in either case, are fully reflected on the Current Balance Sheets, or (ii) is now, nor at any time will be by virtue of any action taken prior to the Effective Time of Closing, subject to a requirement to provide security under Section 401(a)(29) of the Code, nor shall any asset of the Company or any Affiliated Entity be subject to a lien by reason of the provisions of Section 412(n) of the Code.

          (k) Administrative Agency Matters.  Except as identified in Schedule
              -----------------------------                           --------
3.22, there is not any investigation, proceeding, administrative review or other
----
administrative agency process pending or, to the Knowledge of the Sellers, contemplated or threatened that could result in the imposition on the Company or an Affiliated Entity of any penalty or other assessment in connection with any of the Employee Benefit Plans identified in Schedule 3.22.
                                            -------------

          (l) Title IV Contingent Employer Liability.  Except as identified in
              --------------------------------------
Schedule 3.22, neither the Company nor any Affiliated Entity presently maintains
-------------
one or more qualified defined benefit pension plans which are subject to the provisions of Title IV of ERISA.

          (m) Plan Withdrawal/Termination Liability.  Neither the Company nor
              -------------------------------------
any Affiliated Entity is a party to any multiemployer plan, as defined in
Section 3(37) of ERISA. Neither the Company nor any Affiliated Entity is now liable or has potential for liability under Sections 4063 or 4064 of ERISA, and cannot be treated, whether by reason of the transactions contemplated in this Agreement or otherwise, as a withdrawing substantial employer under a plan to which more than one employer makes contributions by application of Section 4068 of ERISA. Neither the Company nor any Affiliated Entity has either primary or secondary liability under the provisions of Section 4204 of ERISA or any agreement entered into in accordance with the provisions of that Section.

          (n) General Compliance with Plan Terms and Applicable Law.  The
              -----------------------------------------------------
Company and each Affiliated Entity have operated, and have caused their appointees and nominees to operate, each and every Employee Benefit Plan identified on Schedule 3.22 (or improperly omitted from said Schedule) and each
              -------------
and every plan or arrangement which would be considered an Employee Benefit Plan if the definition of that term included any plan or arrangement maintained or contributed to by the Company or an Affiliated Entity within the last five years before the Closing in a manner which is in material compliance with the terms of each such Employee Benefit Plan, plan or arrangement and with all Laws applicable thereto. For this purpose, an operational defect relating to a plan intended to be qualified under Code Section 401(a) is material if it can not be corrected under the APRSC program or the VCR program contained in IRS Rev. Proc. 98-22. To the Knowledge of the Sellers, every Employee, every former employee of the Company or any Affiliated Entity, and every dependent of the foregoing entitled to continuation of benefit coverage under any employee welfare benefit plan, has been accorded all of the rights to which such person is entitled as a matter of the terms of each such Employee Benefit Plan and of Law.

          (o) Information with Respect to Employees.  The Company has provided
              -------------------------------------
Buyer with the names of each of the Employees and each Employee's current salary, age, employment date, position and address. Information provided to the Buyer regarding the costs of benefits and administration of the Employee Benefit Plans for Employees, former employees, and their spouses, former spouses, dependents and beneficiaries is accurate and complete.

          (p) SERP and Other Retirement Income Obligations.  The Company shall
              --------------------------------------------
have taken the following action with respect to the Mack Printing Company Supplemental Executive Retirement Plan ("SERP") and its related trust:

              (i) At least two days before the occurrence of a "Change of Control" (as defined for purposes of the Mack Printing Company Supplemental Executive Retirement Plan ("SERP") and its related trust), the Company shall have eliminated the requirement of the SERP and its related trust to fund the related trust with an amount equal to the then present value of all then accrued benefit liabilities under the SERP upon the occurrence or in connection with such a "Change of Control" and shall have revoked the SERP's related trust.

              (ii) At or prior to Closing, the Company shall have provided for the cessation of benefit accrual under the SERP conditioned upon, and effective as of or prior to the Effective Time, of Closing.

              (iii) At or prior to Closing, the Company shall have received the written consent of at least two-thirds of the ten participants in the SERP to the actions described in clause (i) above, with such consent conditioned on (A) in the case of the seven currently active employee participants in the SERP, payment of their benefits earned under the SERP to the Effective Time of the Closing in a lump sum amount, subject to any applicable tax withholding, equal to the then present value of such accrued benefits (which the Company represents will be in the approximate amount of $109,900) and (B) in the case of the three currently retired participants in the SERP, benefit payments under a specific payment schedule, in each case in complete satisfaction of all of their benefit entitlements under the SERP, provided that Buyer commits irrevocably in individual written agreements with the participants (1) to pay or cause the Company to pay such present value to the seven currently active employee participants as soon as practicable after the Closing, and (2) to pay or cause the Company to continue to pay to the three retired participants currently receiving retirement benefits the following monthly amounts for their respective lives, subject to any applicable tax withholding:

          Emerson H. Heilman            $1,393
          Paul F. Mack                  $7,989
          Robert A. Sadler, III         $6,525

Buyer also commits irrevocably to pay or cause the Company to continue to pay the following monthly amounts to the five additional retirees currently receiving nonqualified retirement benefits listed below for their respective lives, subject to any applicable tax withholding:

          John G. Burroughs             $  117
          Charles E. Fessler            $  871
          Cyrus S. Fleck                $  655
          Walter Kowalick               $  619
          John W. Mack                  $2,256

Notwithstanding anything in this agreement to the contrary, the SERP participants and the five additional retirees currently receiving nonqualified retirement benefits listed above shall be considered third party beneficiaries of this subsection of this Agreement and shall be entitled to enforce the provisions of this subsection as if expressly named herein as parties to this Agreement.

          (q) ERISA Indemnity Agreement.  At or prior to the Closing, that
              -------------------------
certain ERISA Indemnity Agreement dated March 27, 1997 between Mack Printing Company and others shall be terminated.

     Section 3.23.  Compliance with Law. Except as set forth in Schedule 3.23
                    -------------------                         -------------
attached hereto, the conduct of the businesses of the Company and its Subsidiaries and their use of the Assets does not violate or conflict with, and has not violated or conflicted with, any Law, except for such violations or conflicts that have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Mack Group taken as a whole. Except for those Permits that are not material to the operation of the business of the Company and its Subsidiaries, all Permits required with respect to the conduct of the businesses of the Company and its Subsidiaries are listed on Schedule 1.74, have been
                                                  -------------
obtained, are in full force and effect and are being complied with in all material respects. The Permits will be in full force and effect immediately following the consummation of the transactions contemplated hereby, other than as a result of any action taken by or the status of Buyer.

     Section 3.24.  Transactions With Affiliates. Except as set forth in
                    ----------------------------
Schedule 3.24(a) attached hereto, since December 31, 1997, the Company and its
----------------
Subsidiaries have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer, consultant or employee of the Company or any of its Subsidiaries in the ordinary course), (i) any employee of the Company or any of its Subsidiaries, (ii) any Affiliate of the Company or any of its Subsidiaries (other than another member of the Mack Group), or (iii) any member of the immediate family of any of the foregoing persons. Except as set forth in Schedule 3.24(b), (i) the Contracts do
                                          ----------------
not include any obligation or commitment between any Mack Group entity on the one hand and any of the persons included in clauses (i), (ii) or (iii) of the preceding sentence on the other hand (except for Contracts with employees for services rendered in the ordinary course at regular wage rates), (ii) the Assets do not include any receivable or other obligation or commitment from any of the persons included in clauses (i), (ii) or (iii) of the preceding sentence to any Mack Group entity and (iii) the liabilities reflected on the Current Balance Sheet do not include any obligation or commitment to any of the persons included in clauses (i), (ii) or (iii) of the preceding sentence (except for Contracts with employees for services rendered in the ordinary course at regular wage rates).

     Section 3.25.  Fees and Expenses of Brokers and Others. Except as set
                    ---------------------------------------
forth in Schedule 3.25, none of the Company, any of its Subsidiaries or any
         -------------
Seller (i) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the conveyance of the Stock and Warrants or
(ii) has retained any investment banking firm, broker or other intermediary to act on its or their behalf in connection with the transactions contemplated by this Agreement. The Sellers shall pay all fees and expenses in connection with the obligations set forth on Schedule 3.25. All other fees and expenses (including attorneys' and
         -------------
accountants' fees and any transfer, recording or release fees and expenses or other special assessments) of the Sellers and any Mack Group entity in connection with the transactions contemplated herein shall be paid in full by the Sellers out of their own assets, except as otherwise provided in Section
                                                                     -------
9.08.
----

     Section 3.26.  Tax Matters.
                    -----------

          (a) Except as set forth on Schedule 3.26:
                                     -------------

              (i) the Company and its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent: such affiliated group files a consolidated federal income Tax Return; and neither the Company, any of its Subsidiaries, any of the Former Subsidiaries, nor any entity to whose liabilities the Company or any of its Subsidiaries or any of the Former Subsidiaries has succeeded, has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) a different affiliated group;

              (ii) each of the Company, its Subsidiaries and the Former Subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects;

              (iii) each of the Company, its Subsidiaries and the Former Subsidiaries has paid all Taxes due and payable by it;

              (iv) there are no unpaid Taxes due and payable by the Company, its Subsidiaries or the Former Subsidiaries or by any other person that are or could become a lien on any Asset, or otherwise materially adversely affect the business, properties or financial condition, of the Company, any of its Subsidiaries or any of the Former Subsidiaries;

              (v) each of the Company, its Subsidiaries and the Former Subsidiaries is in material compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting and Tax withholding requirements;

               (vi) each of the Company, its Subsidiaries and the Former Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

               (vii) the Current Balance Sheet and the Company Financial Statements fully and properly reflect, as of their dates, the liabilities of the Company and its Subsidiaries and (insofar as the Company or any of its Subsidiaries may be liable therefor) the Former Subsidiaries for all Taxes for all periods ending on or before such dates, and the Books and Records of the Company and its Subsidiaries fully and properly reflect all liabilities for Taxes for all periods after December 31, 1998;

               (viii) none of the Company or its Subsidiaries has granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment of Tax, no unpaid Tax deficiency has been asserted against or with respect to any of the Company or its Subsidiaries or (insofar as the Company or any of its Subsidiaries may be liable therefor) the Former Subsidiaries by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of the Company or any of its Subsidiaries or (insofar as the Company or any of its Subsidiaries may be liable therefor) any of the Former Subsidiaries;

               (ix) none of the Company or its Subsidiaries has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the regulations thereunder;

               (x) none of the Company or its Subsidiaries is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state Law;

               (xi) none of the Company or its Subsidiaries is a party to, or obligated under, any agreement or other arrangement providing for the payment of any amount that would be an "excess parachute payment" under Section 280G of the Code;

               (xii) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which the Company is the common parent or any subgroup thereof;

               (xiii) since April 16, 1997, neither the Company, any of its Subsidiaries nor any of the Former Subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies;

               (xiv) none of the Company or its Subsidiaries is, or has been at any time within the last five years, a "United States real property holding corporation" for purposes of Section 897 of the Code.

          (b)  Schedule 3.26 describes all material Tax elections, consents and
               -------------
agreements made by or affecting any of the Company and its Subsidiaries that will be in effect after the Closing Date, lists all material types of Taxes paid and Tax Returns filed by or on behalf of the Company and its Subsidiaries for any period ending after December 31, 1994, expressly indicates each Tax with respect to which any of them is or has been included in a consolidated, unitary or combined return, and describes the status of all examinations, administrative or judicial proceedings, and litigation with respect to any Taxes of the Company, any of its Subsidiaries or any of the Former Subsidiaries.

     Section 3.27.  Environmental Matters.
                    ---------------------
          (a)  Except as set forth in Schedule 3.27(a) attached hereto:
                                      ----------------

               (i) the conduct of the business of the Company and its Subsidiaries and their use of the Real Property or Assets does not materially violate or conflict with, and has not materially violated or conflicted with, any Environmental Law;

               (ii) to the Knowledge of Sellers, none of the Sellers nor the Company has received notice that any prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has materially violated any Environmental Law;

          (iii) all Permits required with respect to the conduct of the business of the Company and its Subsidiaries have been obtained, are in full force and effect and are being complied with in all material respects.

Schedule 1.74 includes a true and complete list of all such Permits.  The
-------------
consummation of the transactions contemplated herein will not cause the Permits to cease to be in full force and effect.

     (b)  Except as set forth in Schedule 3.27(b):
                                     ----------------
          (i) there has been no (A) off-site shipment of any Hazardous Materials from the Real Property, or (B) use, treatment, storage, disposal, or release of Hazardous Materials on, under, at, from or in any way affecting any Real Property, which off-site shipment, use, treatment, storage, disposal or release would reasonably be expected to give rise to material liabilities or material obligations under Environmental Laws;

          (ii) neither Sellers nor the Company nor any of its Subsidiaries has received any notices or claims that it is a responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any state superfund law, in connection with the Real Property, the Company or the business of the Company and its Subsidiaries;

          (iii) there are no storage tanks present, and no Regulated Asbestos Containing Material remains in place, on the Real Property; and

          (iv) to the Knowledge of Sellers, there are no "wetlands" (as that term has ever been defined by the U.S. Army Corps of Engineers or any other Governmental Authority of competent jurisdiction) on any of the real property owned, operated or leased by the Company or any of its Subsidiaries.

     Section 3.28.  Orders, Commitments and Returns.
                    -------------------------------

     All accepted and unfulfilled orders for the sale of products and the performance of services entered into by any of the Mack Group entities with third parties and all outstanding contracts or commitments for the purchase of supplies, materials and services used or to be used in the businesses of the Mack Group were made in bona fide transactions in the ordinary course of
                        ---- ----
business.  To the Knowledge of Sellers, except as set forth on Schedule 3.28, as
                                                               -------------
of January 31, 1999, there were no claims in excess of $25,000 individually or $100,000 in the aggregate, against any of the Mack Group entities relating to credits, billing errors, adulterated, misbranded, damaged or otherwise defective products, to return products by reason of alleged overshipments or otherwise related to the shipment of goods or provision of services by the Mack Group entities to their customers that could reasonably be expected to have a Material Adverse Effect on the Mack Group taken as a whole. No products of any of the Mack Group entities are in the hands of customers or distributors under a consignment arrangement or other understanding that such products will be returnable.

     Section 3.29.  Significant Customers.
                    ---------------------

     Except as set forth on Schedule 3.29(a), since December 31, 1997, no member
                            ----------------
of the Mack Group has received notice of, and to the Knowledge of Sellers there does not exist, any pending or threatened loss of (a) more than $500,000 of annual sales to Significant Customers in the aggregate or (b) more than 10% of annual sales to a single Significant Customer as compared to annual sales to such customer in calendar year 1997. Consummation of the transactions contemplated by this Agreement will not conflict with, result in a breach of, or give rise to a right of termination, of any written contract with a Significant Customer. Except as set forth on Schedule 3.29(b), to the Knowledge of Sellers,
                                  ----------------
no Significant Customer that is not a party to a written contract has indicated that it will terminate its relationship with any member of the Mack Group in the event of a change of control of the Mack Group or any member thereof. Buyer acknowledges that the Significant Customers without written contracts may terminate their oral contracts or arrangements with the Mack Group at any time, including as a result of the transactions contemplated hereby.

     Section 3.30.  Labor Matters.
                    -------------
          (a) Except as set forth in Schedule 3.30 attached hereto, with respect
                                     -------------
to employees of the Mack Group entities:

          (i) to the Knowledge of the Sellers, no executive, key employee or group of employees has any plans to terminate employment with any of the Mack Group entities;

          (ii) each of the Mack Group entities is, and has been at all times during the last five years, in compliance in all material respects with all applicable Laws governing employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and none of the Mack Group entities has engaged in any unfair labor practice;

          (iii) there is no unfair labor practice charge or complaint against any of the Mack Group entities pending or, to the Knowledge of the Sellers, threatened before the National Labor Relations Board or any other comparable authority;

          (iv) as of the date hereof, no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of the Sellers, no claims therefor exist or have been threatened; and

          (v) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, or action of any kind pending or, to the Knowledge of the Sellers, proposed or threatened against any of the Mack Group entities relating to employment, employment practices, terms and conditions of employment, wages and hours, or the safety and health of employees.

          (b) Except as described in Schedule 3.30 attached hereto, none of the
                                     -------------
Mack Group entities has any collective bargaining relationship or duty to bargain with any Labor Organization, and none of the Mack Group entities has recognized any Labor Organization as the collective bargaining representative of any of its employees. To the Knowledge of Sellers, no organizational effort seeking recognition by any Labor Organization is active or threatened at any facility of any Mack Group entity.

          (c) No Mack Group entity has received notice of, and to the Knowledge of Sellers there has not been, any demand by a Labor Organization for a collective bargaining agreement with terms materially less favorable than the existing collective bargaining agreement with respect to such Labor Organization.

     Section 3.31.  Year 2000 Compliance.
                    --------------------

     The Company has (i) initiated a review and assessment of all areas within the business and operations of the Mack Group (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 problem" (that is, the risk that computer applications used by any Mack Group entity may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, all computer applications of the Mack Group that are material to their business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates (that is, be "Year 2000 Compliant") on or prior to October 31, 1999.

     Section 3.32.  Absence of Undisclosed Liabilities.
                    ----------------------------------

     Except as set forth on Schedule 3.32, the Company is not subject to any
                            -------------
Liability except as set forth on or reflected or reserved against in the consolidating balance sheet of the Company as of December 31, 1998 included in the Company Consolidating Financial Statements. Except as set forth on Schedule
                                                                        --------
3.32, Melham, Inc. is not subject to any Liability except as set forth on or
----
reflected or reserved against in the consolidating balance sheet of Melham, Inc. as of December 31, 1998 included in the Melham, Inc. Financial Statements. The Mack Group entities are not, as of the date hereof, and will not be, as of the Effective Time of Closing, subject to any Liability that (a) is not reflected on the Current Balance Sheet or the Closing Financial Statements, as applicable,
(b) was not incurred in the ordinary course of business, (c) is not listed on a schedule attached hereto, or (d) does not arise from a Contract.

     Section 3.33.  Accuracy of Information.
                    -----------------------

     Neither Seller's representations and warranties in Article III or Sections
                                                        -----------    --------
5.11 and 5.12 of this Agreement nor any of the Schedules attached hereto that
-------------
pertain to Article III or the Exhibits are untrue in any material respect.
           -----------

     Section 3.34.  Private Placement.
                    -----------------
          (a) Each Seller understands that the shares of Equity Consideration and the Buyer Notes (collectively the "Buyer Securities") being issued pursuant to this Agreement have not been registered under the Securities Act, and the Buyer Securities are being offered and sold under an exemption from registration provided by the Securities Act in reliance, in good faith, upon the representations and warranties of such Seller contained in this Section 3.34.
                                                                ------------
          (b) Buyer has made available to each Seller Buyer's Annual Report on Form 10-K for the year ended June 30, 1998, Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and Buyer's Quarterly Report on Form 10-Q for the quarter ended

December 31, 1998, and the Buyer's Notice of 1998 Annual Meeting and Proxy Statement and (such documents are herein collectively referred to as the "Buyer Information"). No Seller has been furnished by Buyer with any offering literature, leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

          (c) Each Seller is able to (i) bear the economic risk of its investment in the Buyer Securities and (ii) hold the Buyer Securities for an indefinite period of time.

          (d) Each Seller understands the business in which Buyer is engaged and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of his investment in the Buyer Securities and of making an informed investment decision with respect thereto. Each Seller has obtained sufficient information to evaluate the merits and risks of its investment and to make such a decision.

          (e) In making its decision to invest in the Buyer Securities, each Seller has relied upon independent investigations made by it and by its professional advisors and upon the representations of Buyer set forth in Article
                                                                         -------
IV hereof.  Each Seller and its advisors have been given the opportunity to
--
obtain information and to examine this Agreement, including the representations of Buyer set forth in Article IV, and the exhibits hereto and to ask questions
                      ----------
of, and to receive answers from, Buyer or any person acting on its behalf concerning the Buyer Securities, Buyer and terms and conditions of this investment, and to obtain any additional information to verify the accuracy of any information previously furnished. All such questions have been answered to such Seller's full satisfaction.

          (f) Each Seller confirms that neither Buyer nor any of its affiliates or agents have made any representations or warranties (oral or written) concerning such Seller's investment in the Buyer Securities, Buyer, its business, prospects or anticipated financial results, or other matters, other than as set forth in this Agreement or any Schedule or Exhibit to this Agreement.

          (g) The Buyer Securities are being purchased solely for such Seller's own account, as principal, for investment and not for the interest of any other Person or entity and not with a current view to, or in connection with, any resale, distribution, subdivision, or fractionalization of the Buyer Securities.

          (h)  Each Seller understands that:

               (i) Each Seller must bear the economic risk of the investment for an indefinite period of time because the Buyer Securities cannot be resold unless subsequently registered under the Securities Act and any applicable state's securities laws or unless an exemption from such registration is available, as described by an opinion of counsel satisfactory to Buyer.

          (ii) The certificate(s) evidencing each of the Buyer Securities will bear the following legend, except to the extent otherwise provided in the Registration Rights Agreement attached as Exhibit 5.08 hereto:
                                          ------------

                    THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [NOTE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS DESCRIBED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO CADMUS COMMUNICATIONS CORPORATION.

          (iii) No federal or state agency has passed on or made any recommendations or endorsements of the investment in the Buyer Securities.

          (iv) Each Seller's investment in Buyer involves certain risks in that, among other factors, (a) successful operation of Buyer may depend on factors beyond the control of Buyer, and (b) the Buyer Securities may not be transferred, sold or encumbered unless registered under federal and state securities laws or an exemption from such registration is available therefor, and, accordingly, it may not be possible for the Seller to liquidate its investment in case of imminent need of funds or any other emergency, if at all.

          (i) Such Seller was not organized for the specific purpose of acquiring the Buyer Securities.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                  -------------------------------------------
     The Buyer represents and warrants to the Sellers that the following representations and warranties are, as of the date hereof, true and correct:

     Section 4.01.  Organization.
                    ------------

     The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     Section 4.02.  Authority; Enforceability.
                    -------------------------

     The execution, delivery and performance of this Agreement and of all of the documents and instruments required hereby from the Buyer are within the corporate power of Buyer. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been, and all of the other documents and instruments required hereby, to which the Buyer is a party will be, duly and validly executed and delivered by the Buyer. This Agreement is, and the other documents and instruments required hereby, including, without limitation, the Buyer Notes and the Bridge Financing Notes, will be, when executed and delivered by the parties hereto, the valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights or creditors' remedies generally; and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 4.03.  Capitalization.
                    --------------

     The authorized equity capitalization of the Buyer consists of 16,000,000 shares of common stock, $0.50 par value. As of the close of business on March 29, 1999, 7,846,263 shares of Buyer Common Stock were issued and outstanding. All issued and outstanding shares of capital stock of the Buyer have been duly and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive or other similar right. Upon consummation of the transactions contemplated hereby, the shares of Buyer Common Stock issued as the Equity Consideration will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or other similar rights.

     Section 4.04.  Consents and Approvals; No Violation or Conflict by Buyer.
                    ---------------------------------------------------------

     Except for any applicable filing requirements under the HSR Act and the Exchange Act, no notice to, filing or registration with, and no permit, authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement by Buyer or for the consummation by Buyer of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (b) conflict with or violate any Law, judgment, order, writ, injunction or decree binding on Buyer or any of its properties or assets or (c) conflict with or violate any contract or agreement to which Buyer is a party or by which it is bound, the breach of which could have a Material Adverse Effect on Buyer or would adversely affect Buyer's ability to perform its obligations hereunder.

     Section 4.05.  Buyer Reports.
                    -------------
          (a) Buyer has filed in a timely manner all forms, reports, statements and other documents required to be filed with the SEC including, without limitation, all Annual Reports on Form 10-K, all Quarterly Reports on Form 10-Q, all proxy statements relating to meetings of stockholders (whether annual or special), all other reports or registration statements and all amendments and supplements to all such reports and registration statements (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Buyer Reports"). The Buyer Reports were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder applicable to such Buyer Reports and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings.

          (b) The consolidated financial statements of Buyer included in the Buyer Reports filed with the SEC comply in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, for normal recurring year-end audit adjustments or as permitted by Form 10-Q of the SEC) and fairly present in accordance with GAAP throughout the periods involved (except to the extent required by changes in GAAP or as described in the notes thereto) the consolidated financial position of Buyer and its consolidated Subsidiaries as of the respective dates thereof or for the respective periods set forth therein and the consolidated results of their operation and cash flows from the periods set forth therein.

     Section 4.06.  No Adverse Change.
                    -----------------

     Since June 30, 1998, the business of Buyer has been operated in the ordinary course and there has been no change (and to the Knowledge of Buyer no fact or condition exists or is contemplated or threatened that might cause such a change in the future) in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of Buyer that could reasonably be expected to result in a Material Adverse Effect on Buyer.

     Section 4.07.  Fees and Expenses of Brokers and Others.
                    ---------------------------------------

     Except as set forth in Schedule 4.07 hereto the Buyer (a) has not had any
                            -------------
dealings, negotiations or communications with any investment banking firm, broker or other intermediary in connection with the transactions contemplated in this Agreement, (b) has not committed to any liability for any brokers' or finders' fees or similar fees, and (c) has not retained any investment banking firm, broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement. The Buyer shall pay all fees and expenses in connection with the obligations set forth on Schedule 4.07.
                                                         -------------

     Section 4.08.  Year 2000 Compliance.
                    --------------------

     The Buyer has (i) initiated a review and assessment of all areas within the business and operations of its business (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 problem" (that is, the risk that computer applications used by Buyer may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and
(iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, all computer applications of the Buyer that are material to their business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates (that is, be "Year 2000 Compliant") on or prior to October 31, 1999.

     Section 4.09.  No Litigation.
                    -------------

     Except as listed in Schedule 4.09 attached hereto, there is no litigation,
                         -------------
arbitration proceeding, governmental investigation or action of any kind pending or, to the Knowledge of the Buyer, proposed or threatened (a) against the Buyer or any of its Subsidiaries relating to the business, assets, properties or products of the Buyer or any of its Subsidiaries that could have a Material Adverse Effect or (b) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.10.  Knowledge of the Buyer.
                    ----------------------

     To the Knowledge of the Buyer, as of the date hereof, none of the representations and warranties of Sellers included in Article III or Sections
                                                      -----------------------
5.11 or 5.12 of this Agreement, or the Schedules or the Exhibits hereto, is
------------
untrue in any material respect.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

     Section 5.01.  Conduct of Business of the Company; Continued Ownership of
                    ----------------------------------------------------------
Common Stock.
------------

          (a) Except as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time of Closing or earlier termination of this Agreement, the Sellers shall cause the members of the Mack Group to conduct their operations according to their ordinary and usual course of business and consistent with past practice, the Sellers shall cause the members of the Mack Group to use their reasonable best efforts to preserve intact their business organizations, to keep available the services of their officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time of Closing or earlier termination of this Agreement, the Sellers shall ensure that no Mack Group entity will, without the prior written consent of the Buyer:

          (i) amend its Articles of Incorporation or Bylaws;

          (ii) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or membership interests, other than advances from any member of the Mack Group to another member of the Mack Group;

          (iii) split, combine or reclassify any shares of its capital stock or membership interests, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or membership interests, or redeem, repurchase or otherwise acquire any of its securities or any securities of its Subsidiaries;

          (iv) participate in any merger, consolidation or share exchange or other business combination;

          (v) (A) incur or assume any indebtedness for money borrowed not currently outstanding (except for trade payables or advances under its outstanding line of credit in the ordinary course of business and consistent with past practice), (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person or otherwise incur any other contingent liability, other than contracts entered into in the ordinary course of business, (C) make any loans, advances or capital contributions to, or investments in, any other person, other than advances from any member of the Mack Group to another member of the Mack Group, (D) enter into any contract or agreement other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement or (E) authorize any single capital expenditure which is in excess of $75,000 or capital expenditures which are, in the aggregate, in excess of $500,000 for the Mack Group taken as a whole, other than capital expenditures as to which a Mack Group entity is contractually committed as of the date hereof;

          (vi) adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any present or former director, officer or employee or the dependent or beneficiary of any present or former director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to any Mack Group entity) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

          (vii) acquire, sell, lease or dispose of any assets outside the ordinary course of business;

          (viii) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

          (ix) make any material Tax election (other than elections that are made consistently with past practice) or settle or compromise any material Tax liability;

          (x) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or incurred in the ordinary course of business since the respective dates thereof;

          (xi) incur any trade accounts payable or other expenses, including without limitation, any commitment to purchase any Inventory in excess of the respective levels normal in the ordinary course of business;

                    (xii) materially alter or accelerate its customary collection practices;

                    (xiii) divert or deplete any cash or cash balances in the Bank Accounts;

                    (xiv) pledge or hypothecate any of the Assets to secure indebtedness of any Mack Group entity or any other Person other than Permitted Liens;

                    (xv) make any dividend or other distribution to Sellers or their shareholders or any third party (other than compensation, exclusive of bonuses and raises, paid in the normal and ordinary course of business of the Mack Group entity for services previously rendered);

                    (xvi)   waive or release any right of substantial value;

                    (xvii) change financial or accounting methods or accounting practices; or

                    (xviii) agree in writing or otherwise to take any of the foregoing actions.

          (b) Each Seller agrees that (except as otherwise expressly contemplated herein) it will not sell, transfer, pledge, hypothecate, divide, assign or otherwise alienate any shares of Stock or Warrants or the Promissory Notes prior to the Effective Time of Closing.

          (c) Sellers covenant that each Mack Group entity will during the period from the date hereof to the Effective Time of Closing or earlier termination of this Agreement: (i) at all times keep full and complete Books and Records, both consistent with past practice; (ii) maintain in full force and effect the insurance policies heretofore maintained by each Mack Group entity (or policies providing substantially the same coverage); (iii) take such action as may be reasonably necessary to preserve the Assets in working condition, ordinary wear and tear excepted; (iv) promptly advise Buyer in writing of any loss or, to the Knowledge of the Sellers, threatened loss of a Significant Customer or any material reduction in volume or threatened reduction in volume of a Significant Customer or any material change in the business prospects, properties or condition, financial or otherwise, of any Mack Group entity that has occurred or that any Seller reasonably believes will occur; and (v) conduct the business of each Mack Group entity in compliance with all material Laws applicable to the Company.

     Section 5.02.  No Solicitation. The Sellers, the Company and its
                    ---------------
Subsidiaries shall not, after the date hereof, through the date that this Agreement is terminated in accordance with

Section 7.01 hereof, or the Closing Date, whichever shall occur sooner, directly
------------
or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, any of the Company or its Subsidiaries or any business combination involving any of the Company or its Subsidiaries or, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Sellers shall promptly advise the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect to the Company or any of its Subsidiaries, is made, shall promptly inform the Buyer of all the terms and conditions thereof, and shall furnish to the Buyer copies of any such written proposal or offer and the contents of any communications by the Company in response thereto. None of the Company and its Subsidiaries shall waive any provisions of any "standstill" agreement between any of the Company or its Subsidiaries and any party.

     Section 5.03.  Access to Information. Between the date of this Agreement
                    ---------------------
and the Effective Time of Closing or earlier termination of this Agreement, the Buyer and its authorized representatives will be given full and free access to:
(i) the Sellers, together with the Company's legal advisors and accountants; and
(ii) the Books and Records of the Company and its Subsidiaries, provided that the parties contemplate that such Books and Records will be made available in a manner intended to preserve the confidentiality of the transactions contemplated herein prior to Closing and in accordance with the Confidentiality Agreement. During the period from the date hereof to the Effective Time of Closing or earlier termination of this Agreement, the Sellers shall also provide representatives of Buyer with reasonable access upon request to other personnel of the Company and its Subsidiaries and to the premises of the Company and its Subsidiaries; provided, however, that any such access shall be conducted in a
              --------  -------
mutually satisfactory manner that is intended to preserve the confidentiality of the transactions contemplated herein prior to Closing and in a manner consistent with this Agreement. All such information shall be kept confidential in accordance with the Confidentiality Agreement.

     Section 5.04.  Best Efforts. Subject to the terms and conditions herein
                    ------------
provided, each of the parties hereto agrees to use its reasonable best efforts (which shall not include the payment of money, other than that which is currently due and payable) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law (including, without limitation, the HSR Act), necessary to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time of Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Seller and its respective officers and directors and the proper officers and directors of the Buyer shall take all such necessary action. The Sellers and the Buyer will execute any additional instruments necessary to consummate the transactions contemplated hereby.

     Section 5.05.  Public Announcements. The Buyer and the Sellers shall
                    --------------------
consult with each other before the issuance of any press release or the making of any other public statement with respect to this Agreement or any of the transactions contemplated herein. Neither the Buyer nor any Seller nor the Company nor its Subsidiaries shall issue any such press release or make any such public statement prior to such consultation or as to which the Buyer or the Sellers reasonably object, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.

     Section 5.06.  Confidentiality Agreement. Notwithstanding the execution of
                    -------------------------
this Agreement, except as modified by Section 5.05 above, the Confidentiality
                                      ------------
Agreement shall remain in full force and effect through the Effective Time of Closing, at which time the Confidentiality Agreement shall terminate and be of no further force and effect.

     Section 5.07.  HSR Waiting Period. Neither the Sellers nor the Buyer shall
                    ------------------
request early termination of the HSR Waiting Period.

     Section 5.08.  Registration of Equity Consideration. Buyer will use its
                    ------------------------------------
best efforts to cause all shares constituting the Equity Consideration received by Sellers to be registered for resale under the Securities Act in accordance with the Registration Rights Agreement in the form attached as Exhibit 5.08
                                                               ------------
hereto.


     Section 5.09.  Certain Labor Matters. During the period from the date
                    ---------------------
hereof to the Effective Time of Closing or earlier termination of this Agreement, the Sellers shall promptly notify the Buyer and keep Buyer informed, to Buyer's reasonable satisfaction, of any developments or changes relating to, and the status of any negotiations relating to, the collective bargaining agreements identified on Schedule 3.30.
                                                                -------------
The Sellers shall provide notice to Buyer two (2) days prior to Closing that as of such date that no grievance of arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of the Sellers, no claims therefor exist or have been threatened except as set forth on
Schedule 3.30 or except as provided in such notice.  Such notice shall be
-------------
subject to and in accordance with Section 5.13.
                                  ------------

     Section 5.10.  Financial Statements. The Sellers shall use their reasonable
                    --------------------
best efforts (which shall not include the payment of money, other than that which is currently due and payable) to assist Buyer to obtain all financial statements and supporting information, and the unqualified reports of Ernst &Young LLP relating thereto, required by Rule 3-05 of Regulation S-X promulgated by the SEC with respect to Buyer's acquisition of the Company, including without limitation, (a) an audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997 and the notes thereto and the related consolidated statements of income and cash flows for the twelve months ended December 31, 1997 consisting of consolidated statements of income and cash flows for the nine months ended December 31, 1997 of the Company and its subsidiaries and consolidated statements of income and cash flows for the three months ended March 31, 1997 of Melham, Inc. and its Subsidiaries and (b) the audited consolidated balance sheet of Melham, Inc. and its Subsidiaries as of December 31, 1996 and the notes thereto and the related audited consolidated statements of income and cash flows for the year ended December 31, 1996.

     Section 5.11.  Asbestos.
                    --------

          (a) Prior to Closing, Sellers have entered into a contract with a contractor reasonably acceptable to Buyer for (i) removal of all material which is now Regulated Asbestos-Containing Material in the press room, bindery and boiler room areas of the facility in Easton, Pennsylvania and removal or repair of damaged RACM in other portions of the Easton, Pennsylvania facility;
(ii) comprehensive asbestos survey of remaining asbestos containing material at the Easton, Pennsylvania and Baltimore, Maryland facilities; and
(iii) preparation of an operations and maintenance plan for the facility in Easton, Pennsylvania.

          (b) This work shall be at Sellers' expense and conducted in accordance with all applicable or relevant and appropriate Environmental Laws and industry standards, including but not limited to 40 C.F.R. Part 61, Subpart M, 40 C.F.R. Part 763 and 29 C.F.R. (S) (S) 1901.1001 and 1926.58.

          (c) If, within 90 days after Closing, Buyer discovers Regulated Asbestos Containing Materials not included in the survey prepared in accordance with Section 5.11(a)(ii) that meet the standards for repair or removal in
     -------------------
Section 5.11(a)(i) or (ii), as applicable, for reasons unrelated to Buyer's
--------------------------
activities or omissions, Sellers shall repair or remove such asbestos in compliance with Section 5.11(a) and (b).
                -----------------------

          (d)       Any material removed pursuant to Section 5.11(c) shall be
                                                     ---------------
replaced with a suitable non-asbestos containing material of like insulating capacity at Sellers' expense.

     Section 5.12.  Groundwater Sampling. Prior to the date hereof, Sellers have
                    --------------------
sampled water from the existing deep well located at the Easton, Pennsylvania facility and have had that sample analyzed for volatile organic compounds. Sellers have provided Buyer with a written report describing the results of such sampling and analytical results and Buyer acknowledges receipt of such report.

     Section 5.13.  VPI Taxes. The Sellers shall cause VPI to pay to the
                    ---------
Company upon demand of the Buyer or the Company any portion of the consolidated federal income Tax (including, without limitation, alternative minimum Tax) liabilities of the Company and its Subsidiaries attributable to VPI for 1998 and for the portion of 1999 ending on the Closing Date. For purposes of the preceding sentence, the federal taxable income (or alternative minimum taxable income) of VPI (if any) for each such period shall be the amount shown as such on its pro forma Tax Return prepared under Section 8.06(b).
                                           ---------------

                                  ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

     Section 6.01.  Conditions Precedent to Obligations of the Buyer. The
                    ------------------------------------------------
obligations of the Buyer to consummate the purchase of the Stock and the Warrants as contemplated herein are subject to the satisfaction or waiver at or prior to the Effective Time of Closing of the following conditions precedent:

          (a) there shall have occurred no material adverse change in the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole from the date hereof to the Closing Date;

          (b) each of the representations and warranties of the Sellers contained in Article III that are qualified by materiality shall be true and
             -----------
correct when made and at and as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such particular date), and each of the representations and warranties of the Sellers contained in Article III that
                                                               -----------
are not so qualified shall be true and correct in all material respects when made and at and as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date), with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein); provided that if any such representation or warranty is not true and correct as of the Closing Date solely by reason of events occurring after the date hereof, the failure of such representation or warranty to be true and correct shall not result in a failure of the condition set forth in this Section 6.01(b) to be
                                                       ---------------
fulfilled unless such failure of such representation or warranty to be true has or would reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries;

          (c) the Sellers and/or the Company, as the case may be, shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by them or it on or before the Closing Date;

          (d) the Sellers and the Company shall have obtained all of the Required Consents;

          (e) any waiting period applicable to the transactions contemplated herein under the HSR Act shall have been terminated or shall have expired;

          (f) the Pre-Closing Transactions referred to in Sections 2.03(a), (b),
                                                          ----------------------
(c), (d), (e) and (f) shall have been completed in accordance with the
---------------------
agreements attached hereto as Exhibits 2.03(b) and 2.03(c), where applicable,
                              ----------------------------
or, if requested by the parties to such agreements, with such changes as agreed to by such parties with the consent of Buyer, not to be unreasonably withheld;

          (g) the Sellers, the Company and the Goldman Entities shall have consummated the transactions contemplated by the Goldman Purchase Agreement, in accordance with the Goldman Purchase Agreement;

          (h) the Sellers and the Company and its Subsidiaries shall have paid all withholding Taxes set forth on Schedule 6.01(h) and shall have delivered
                                   ----------------
satisfactory evidence thereof to the Buyer;

          (i) the Buyer shall have received a certificate executed by each of the chief executive officers of Melham US and Purico, certifying fulfillment of the matters referred to in paragraphs (a) through (h) of this Section 6.01 and a
                                                              ------------
certificate executed by Paul F. Mack certifying fulfillment of the matters referred to in paragraph (a) through (f) of this Section 6.01;
                                                 ------------
          (j) no investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks constraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby and that could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries or the ability of the parties to consummate the transactions contemplated hereby;

          (k) the Buyer shall have received all Releases and Real Estate Releases, except to the extent permitted pursuant to Section 2.06(a)(vii)
                                                     --------------------
hereof;

          (l) the Buyer shall have received the Escrow Agreement and the Special Purpose Escrow Agreement executed by each Seller and the Escrow Agent;

          (m)       the Contracts identified on Schedule 6.01(m) shall have been
                                                ----------------
terminated pursuant to the Termination Agreements; and

          (n) the Buyer shall have received the opinions of Dechert, Price & Rhoads, United States counsel for the Sellers and the Company, and Dickinson, Cruikshank & Co., Isle of Man counsel to the Sellers dated the Closing Date, in the form of Exhibit 6.01(n) hereto.
            ---------------

     Section 6.02.  Conditions Precedent to Obligations of the Sellers. The
                    --------------------------------------------------
obligation of the Sellers to consummate the sale of the Stock and the Warrants as contemplated herein is subject to the satisfaction or waiver at or prior to the Effective Time of Closing of the following conditions precedent:

          (a) each of the representations and warranties of the Buyer contained in Article IV that are qualified by materiality shall be true and
             ----------
correct when made and at and as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such particular date), and each of the representations and warranties of the Buyer contained in Article IV that are
                                                             ----------
not so qualified shall be true and correct in all material respects when made and at and as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date), with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein); provided that if any such representation or warranty is not true and correct as of the Closing Date solely by reason of events occurring after the date hereof, the failure of such representation or warranty to be true and correct shall not result in a failure of the condition set forth in this Section 6.01(a) to be fulfilled unless such
                                   ---------------
failure of such representation or warranty to be true has or would reasonably be expected to have a Material Adverse Effect; provided, that if the representations and warranties set forth in Section 4.10 are not true and
                                            ------------
correct then Buyer shall deliver at Closing a schedule of all exceptions to such representations and warranties;

          (b) the Buyer shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Closing Date;

          (c) any waiting period applicable to the transactions contemplated herein under the HSR Act shall have been terminated or shall have expired;

          (d) the Sellers shall have received a certificate of the Chief Executive Officer of the Buyer, in form satisfactory to counsel for the Sellers, certifying fulfillment of the matters referred to in paragraphs (a) through (c) of this Section 6.02;
        ------------

          (e) no investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks constraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby and that could reasonably be expected to have a Material Adverse Effect on the Buyer or the ability of the parties to consummate the transaction contemplated hereby;

          (f) the Sellers shall have received the opinion of Hunton & Williams, counsel for the Buyer, dated the Closing Date, with respect to such matters as the Sellers may reasonably request and substantially in the form of
Exhibit 6.02(f) hereto; and
---------------

          (g) the Buyer shall have delivered resolutions of Buyer's Board of Directors providing that as of the Closing the number of directors constituting Buyer's Board of Directors be increased by one (1) director and that Nathu R. Puri be elected to the Board of Directors of Buyer to fill such vacancy and to serve until the next annual meeting of shareholders of Buyer.

                                  ARTICLE VII

                        TERMINATION; AMENDMENT; WAIVER
                        ------------------------------

     Section 7.01.  Termination. This Agreement may be terminated and the
                    -----------
transactions contemplated herein may be abandoned at any time prior to the Effective Time of Closing:

          (a)       by mutual written consent of the Buyer and the Sellers;

          (b) by the Buyer at any time following the Buyer becoming aware that the Sellers have breached any representation, warranty or covenant contained in this Agreement in any material respect, if the Buyer has notified the Sellers of the breach and the breach has continued without cure for a period of thirty (30) days after the notice of breach; provided that Buyer has not breached any representation, warranty or covenant contained in this Agreement (other than any representation, warranty or covenant contained in Section 4.10) in any material respect;
                      ------------

          (c) by the Sellers at any time following the Sellers becoming aware that the Buyer has breached any representation, warranty or covenant contained in this Agreement (other than any representation, warranty or covenant contained in Section 4.10) in any material respect, if the Sellers have notified
             ------------
the Buyer of the breach and the breach has continued without cure for a period of thirty (30) days after the notice of breach; provided that the Sellers have not breached any representation, warranty or covenant contained in this Agreement in any material respect;

          (d) by the Buyer or the Sellers, if the Effective Time of Closing shall not have occurred on or before April 5, 1999; or

          (e) by the Buyer or the Sellers, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated herein and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 7.02.  Effect of Termination. If this Agreement is terminated
                    ---------------------
pursuant to Section 7.01 hereof, this Agreement shall forthwith become void and
            ------------
have no effect, without any liability on the part of any party or its directors, officers or shareholders except as provided in this Section; provided, however,
                                                             --------  -------
that nothing contained in this Section 7.02 shall relieve any party from
                               ------------
liability for any breach of this Agreement.

     Section 7.03.  Amendment. This Agreement may be amended by action taken by
                    ---------
the Buyer and the Sellers; provided that no amendment to this Agreement shall be
                           --------
made except by an instrument in writing signed on behalf of all of the parties.

     Section 7.04.  Extension; Waiver. Subject to Section 5.13 hereof, at any
                    -----------------             ------------
time prior to the Effective Time of Closing, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Subject to Section 5.13 on the part
                                                      ------------
of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                     INDEMNITIES AND ADDITIONAL COVENANTS
                     ------------------------------------

     Section 8.01.  Survival. All representations, warranties, covenants, and
                    --------
obligations in this Agreement, the Schedules, Exhibits, and any other certificate or document delivered pursuant to this Agreement will survive the Closing until the termination of the indemnification provisions contained in Sections 8.02 and 8.03 hereof with respect to such representation, warranty or
----------------------
covenant. Buyer acknowledges that Sellers have not made any representations or warranties other than as set forth in this Agreement or the schedules or exhibits attached hereto.

     Section 8.02.  Sellers' Indemnity.
                    ------------------
          (a) Each of the Sellers (collectively, the "Indemnifying Parties") hereby jointly and severally agrees to indemnify and hold the Buyer and the Mack Group entities, their officers, directors and shareholders and their successors and permitted assigns (each, an "Indemnified Party"), harmless from and against, any and all losses, damages, costs, expenses, liabilities, obligations, claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses and diminution in value, whether or not involving a third party claim (hereinafter referred to collectively as "Losses"), that any Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by the Sellers in or pursuant to this Agreement (other than those contained in Section 3.19(c), (d), (e), (f), (k) and
                                         ---------------------------------------
(l); (ii) any failure of the Sellers to (or to cause any of the Company or its
---
Subsidiaries to) carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by the Company, its Subsidiaries, the Sellers pursuant to this Agreement; (iii) the Retained Liabilities; (iv) the fees and obligations described on Schedule 3.25;
                                                                 -------------
(v) environmental-related Losses to the extent arising from the operation of the business or ownership of the Real Property or Assets by the

Company or any of its Subsidiaries prior to the Closing Date, including, without limitation, those matters listed on Schedule 8.02(a)(v); (vi) Losses arising
                                    -------------------
from the matters set forth on Schedule 8.02(a)(vi); and (vii) Losses arising
                              --------------------
from the matters set forth on Schedule 8.02(a)(vii); provided, however, that the
                              ---------------------  --------  -------
Indemnifying Parties shall not be required to indemnify and hold the Indemnified Parties harmless (A) pursuant to Section 8.02(a)(i) or (ii) unless such right is
                                 --------------------------
asserted (whether or not the Losses have actually been incurred) by written notice to the Indemnifying Parties within 18 months of the Effective Time describing with specificity the facts giving rise to the asserted right (unless such right is asserted pursuant to the representations, warranties, covenants or obligations made in (x) Section 3.27 in which event such right is asserted in
                        ------------
the same manner (whether or not the Losses have actually been incurred) within five (5) years of the Effective Time, (y) Section 3.26 in which event such right
                                          ------------
is asserted in the same manner (whether or not the Losses have actually been incurred) prior to 90 days after the expiration of the applicable statute of limitations relating to any Tax, or (z) Section 3.04 and Section 3.07(b) in
                                        --------------------------------
which event there shall be no time limitation on when each right is asserted) or
(B) pursuant to Section 8.02(a)(v) or (vi) unless such right is asserted in the
                --------------------------
same manner (whether or not the Losses have actually been incurred) within five
(5) years of the Effective Time of Closing; provided, further, that the
                                            --------  -------
Indemnifying Parties shall not be required to indemnify the Indemnified Parties under Section 8.02(a)(i) or (ii) unless and until the amount of all Losses for
      --------------------------
which indemnification is sought with respect to Sections 8.02(a)(i) and (ii)
                                                ----------------------------
hereof shall exceed $500,000, and, thereafter, the Indemnifying Parties shall indemnify the Indemnified Parties for all additional Losses in excess of $500,000 with respect to Sections 8.02(a)(i) and (ii); provided, further,
                         ----------------------------
however, that no Indemnifying Party shall have any obligation to indemnify the Indemnified Parties under Section 8.02(a)(i), (ii), (v), (vi), or (vii) for any
                          ---------------------------------------------
Losses that, when added to all Losses for which indemnification is sought pursuant to Section 8.02(a)(i), 8.02(a)(ii), 8.02(a)(v), 8.02(a)(vi) and
            ------------------------------------------------------------
8.02(a)(vii) of this Agreement, exceed $20,000,000 (except that any Losses
------------
incurred by the Indemnified Parties as a result of the breach of the representations, warranties or covenants made by Sellers in Section 3.04 or
                                                            ---------------
3.07(b) shall be indemnifiable without regard to the $500,000 and $20,000,000
------
limits and any Losses incurred by the Indemnified Parties as a result of the breach of the representations, warranties, covenants or obligations made by Sellers in Section 3.26, 3.27, 8.02(a)(v), 8.02(a)(vi) or
                               ------------  ----  --------------------------
(vii), shall be indemnifiable without regard to the $500,000 limit but shall be
-----
subject to the $20,000,000 limit).

          (b) The amounts for which the Indemnifying Parties shall be liable under Section 8.02(a) of this Agreement shall be net of any insurance proceeds
      ---------------
received by the Indemnified Parties in connection with the facts and circumstances giving rise to the right of indemnification. In addition, such amounts shall be (i) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 6%) of any such income tax benefit to be realized by the indemnified party by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any federal or state income tax required to be paid by the indemnified party as a result of the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause (ii)). For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

          (c) In the event a claim against an Indemnified Party that is covered by the indemnity provisions of Section 8.02(a) of this Agreement, notice shall
                               ---------------
be given promptly by one of the Indemnified Parties to the Indemnifying Parties. Provided that the Indemnifying Parties admit in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of
Section 8.02(a) hereof, the Indemnifying Parties shall have the right to contest
---------------
and defend by all appropriate legal proceedings such claim and to control all settlements (unless the party seeking indemnification agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of the Indemnifying Parties; provided, however, that the Indemnifying Parties may not effect any
         --------  -------
settlement that could result in any cost, expense or liability to, or have any Material Adverse Effect upon any Indemnified Party unless such party consents in writing to such settlement and the Indemnifying Parties agree to indemnify such party therefor. In the event the Indemnifying Parties do not admit in writing to a party seeking indemnification that such claim is covered by the indemnity provisions of Section 8.02(a) hereof, the Indemnified Party shall take such
              ---------------
actions as it deems necessary to defend such claim; provided, however, that the Indemnified Parties may not effect any settlement that could result in any cost, expense, liability to, or have any Material Adverse Effect upon, any Indemnifying Party without consent of such Indemnifying

Party, which consent shall not be unreasonably withheld and which consent or objection thereto must be provided in a timely manner as the circumstances dictate and in any event within ten (10) business days of such request. The party seeking indemnification may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of such party. In connection with any such third party claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

          (d) The Buyer shall recover any Losses in accordance with the terms of the Escrow Agreement for as long as such agreement is in effect. In the event Buyer incurs any Losses after the Escrow Agreement has been terminated or in amounts in excess of the funds available pursuant to the Escrow Agreement, Buyer may offset such amounts, subject to the terms and conditions of this Section
                                                                     -------
8.02, against amounts due under the Buyer Notes or may proceed directly against
----
one or more Indemnifying Parties. In the event Buyer elects to offset any losses against the Buyer Notes, the Buyer shall give the Sellers ten (10) business days prior written notice of the amount of and grounds for any such offset. Unless, within ten (10) business days following receipt of the Buyer's notice, the Sellers object to such offset by a writing setting forth the grounds for such objection, such offset shall become effective at the close of business on the 30/th/ day following the Sellers' receipt of the Buyer's notice. If the Sellers timely object to any offset, the Buyer and the Sellers will use their reasonable best efforts to resolve such objection. If a final resolution is not obtained within seven days after the Buyer's receipt of the Sellers' objections, the Buyer and the Sellers will submit the matter for arbitration to a third party selected by them. If the Buyer and the Sellers are unable to agree on the choice of a third party arbitrator within 10 days after the Buyer's receipt of the Sellers' objections, the Buyer and the Sellers will apply to the American Arbitration Association for appointment of an arbitrator and shall accept such appointment. The arbitrator shall rule on the Sellers' objections within 20 days from submission of the matter to him, and the Buyer and the Sellers agree that the arbitrator's decision shall be conclusive. The Buyer and the Sellers shall share equally the fees and expenses of any arbitrator appointed under this
Section 8.02(d).
---------------

          (e) Notwithstanding anything to the contrary in this Agreement, no Indemnified Party shall be entitled to recover any Losses pursuant to Sections
                                                                      --------
8.02(a)(i) or (ii)
------------------
arising out of any matter set forth on any schedule delivered pursuant to
Section 6.02(a) hereof or if Buyer has breached its representations and
---------------
warranties set forth in Section 4.10 hereof with respect to the matters giving
                        ------------
rise to the Loss claimed by the Indemnified Party.

          (f)  Notwithstanding anything to the contrary elsewhere in this
Agreement:

               (i) If a Loss relates to an environmental condition at or remediation of Real Property then owned, operated or leased by Buyer or an Affiliate, in no event shall Sellers be required to indemnify Buyer for Losses relating to any remediation in excess of that acceptable to the government agencies with jurisdiction thereof and which is achieved by the most cost-effective means that can be implemented without unreasonable impact on Buyer's or its Affiliates' activities at the Real Property;

               (ii) if a Loss relates to violations of Environmental Laws, in no event shall Sellers be required to indemnify Buyer for responses to such violations in excess of the most cost-effective means to correct such violation acceptable to the governmental agencies with jurisdiction thereof that does not unreasonably interfere with the operations of Buyer;

               (iii) if Sellers fail to complete work required by Section 5.11
                                                                  ------------
before Closing, Sellers shall complete such work within the earlier of 120 after Closing, or 30 days after Buyer notifies Sellers of Regulated Asbestos-Containing Material discovered after Closing under Section 5.11(c).
                                                   ---------------

               (iv) in no event shall Sellers be required to indemnify Buyer for a Loss under Section 8.02(a)(i) for breach of Section 3.27, or for
                 ------------------               ------------
environmental matters under Section 8.02(a)(ii) or under Section 8.02(a)(v)
                            -------------------          ------------------
unless: (A) the Loss arises from a claim by a government agency or third party unrelated to Buyer (which claim was not instigated, initiated, or encouraged by Buyer or its Affiliates) or from a mandatory obligation under Environmental Laws; and (B) as to Losses related to a condition or violation on the Real Property, the underlying condition or violation giving rise to the Loss was discovered (1) in the course of an investigation mandated under Environmental Law, (2) because of information learned in the day-to-day operation of the Business or (3) during the renovation, expansion or repair of the Company's facilities.

     Section 8.03.  Buyer's Indemnity.
                    -----------------

          (a) The Buyer hereby indemnifies and holds the Sellers and their officers, directors and shareholders and their successors and permitted assigns ("Seller Indemnified Parties") harmless from and against, any and all Losses that the Seller Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by the Buyer in or pursuant to this Agreement; (ii) any failure by the Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by the Buyer pursuant to this Agreement; (iii) the fees and expenses described in Schedule 4.07; and (iv) the operation and ownership of the Mack Group entities by the Buyer from and after the Effective Time of Closing other than with respect to the Retained Liabilities; provided, however, that the
                                               --------  -------
Buyer shall not be required to indemnify and hold the Seller Indemnified Parties harmless pursuant to Section 8.03(a)(i) or (ii) unless such right is asserted
                     --------------------------
(whether or not the Losses have actually been incurred) by written notice to the Buyer within 18 months of the Effective Time of Closing describing with specificity the facts giving rise to the asserted right; provided, further, that
                                                         --------  -------
the Buyer shall not be required to indemnify the Seller Indemnified Parties under Section 8.03(a)(i) or (ii) unless and until the amount of all Losses for
      --------------------------
which indemnification is sought with respect thereto, together with all Losses for which indemnification is sought pursuant Section 7.03 of the Goldman
                                             ------------
Purchase Agreement, shall exceed $500,000, and, thereafter, the Buyer shall indemnify the Seller Indemnified Parties for all additional Losses with respect thereto up to but not in excess of, when added to all Losses for which indemnification is sought pursuant to Section 7.03 of the Goldman Purchase
                                      ------------
Agreement, $20,000,000.

          (b) The amounts for which the Buyer shall be liable under Section
                                                                    -------
8.03(a) of this Agreement shall be net of any insurance proceeds received by the
-------
Sellers in connection with the facts and circumstances giving rise to the right of indemnification. In addition, such amounts shall be (i) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 6%) of any such income tax benefit to be realized by the indemnified party by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any federal or state income tax required to be paid by the indemnified party as a result of the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause (ii)). For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

          (c) In the event a claim against the Indemnified Parties arises that is covered by the indemnity provisions of Section 8.03(a) of this Agreement,
                                          ---------------
notice shall be given promptly by the Seller Indemnified Parties to the Buyer. Nathu R. Puri is designated as representative for all Seller Indemnified Parties for purposes of Article VIII of this Agreement (the "Seller Representative").
                ------------
The Seller Representative shall be authorized to act on behalf of, and to bind, all the Seller Indemnified Parties, and Buyer shall be entitled to rely on the Seller Representative without any investigation. Provided that the Buyer admits in writing to the Seller Representative, that such claim is covered by the indemnity provisions of Section 8.03(a) hereof, the Buyer shall have the right
                        ---------------
to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Seller Representative agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of the Buyer; provided,
                                                                   --------
however, that the Buyer may not effect any settlement that could result in any
-------
cost, expense or liability to, or have any Material Adverse Effect upon, Seller Indemnified Parties unless Seller Representative consents in writing to such settlement and the Buyer agrees to indemnify Seller Indemnified Parties therefor. In the event the Buyer does not admit in writing to a party seeking indemnification that such claim is covered by the indemnity provisions of
Section 8.03(a) hereof, Seller Representative shall take such actions as he
---------------
deems necessary to defend such claim; provided, however, that the Seller Representative and Seller Indemnified Parties may not effect any settlement that could result in any cost, expense, liability to, or have any Material Adverse Effect upon Buyer without consent of Buyer, which consent shall not be unreasonably withheld and which consent or objection thereto must be provided in a timely manner as the circumstances dictate and in any event within ten (10) business days of request. The Seller Representative may select counsel to participate in any defense, in which event the Seller Indemnified Parties' counsel shall be at the sole cost and expense of the Seller Indemnified Parties. In connection with any such third party claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

          (d) Notwithstanding the foregoing, in the event the Purchase Price is adjusted pursuant to Section 2.04 hereof in a manner favorable to Buyer as a
                     ------------
result of the write-down or write-off of certain working capital items, the Buyer shall not be entitled to make a claim for Losses as a result of a breach of the representations or warranties of the Sellers set forth herein to the extent any representation or warranty of the Sellers herein is untrue because the Working Capital of the Mack Group was over-stated by the amount of the write-down or write-off.

     Section 8.04.  Sole and Exclusive Remedy. The provisions of
                    -------------------------
indemnification set forth in this Article VIII shall constitute the sole and
                                  ------------
exclusive remedy of the Buyer, the Mack Group Entities, the Sellers, and their respective officers, directors and shareholders for any Losses sustained by such party except with respect to (a) Losses sustained by the Buyer, the Mack Group Entities, or any of their respective officers, directors or shareholders as a result of or in connection with (i) fraud under any applicable Law, or (ii) any intentional misrepresentation in making any representations or (b) Losses sustained by the Sellers or any of their respective officers, directors or shareholders as a result of or in connection with (i) fraud under any applicable Law, or (ii) any intentional misrepresentation in making any representations.

     Section 8.05.  Accounts Receivable Guarantee. (a) Buyer shall have the
                    -----------------------------
right, at any time after the 180th day and before the 240th day following the Effective Time of Closing, to cause the Company to assign to Sellers any accounts receivable (meaning those items identified as accounts receivable on the Current Balance Sheet or the Closing Financial Statements (less an allowance for uncollectible accounts) which shall specifically exclude "recoverable income taxes" on the Current Balance Sheet or Closing Financial Statements) outstanding at the Effective Time of Closing that have not been collected by the Company within 180 days after the Effective Time of Closing (the "Assigned Receivables"); provided, however, that prior to such assignment, Buyer shall
               --------  -------
cause the Company to use its reasonable commercial efforts to collect such accounts receivable and the Company shall not release any party from liability for any unpaid accounts receivable without the prior written consent of Sellers; and provided, further the Assigned Receivables shall not include any notes receivable that are being paid in accordance with their terms during the 120 day period following the Effective Time of Closing. Buyer shall cause the Company to deliver to Sellers all documents that relate to the Assigned Receivables and any similar documents generated with respect thereto by the Company after the Closing Date. Upon receipt of a document from the Company transferring the Assigned Receivables to Sellers, Sellers shall promptly pay Buyer by wire transfer an amount equal to the face amount of the Assigned Receivables (the "Receivables Payment") to be paid to the Buyer. Buyer shall cause the Company to cooperate with Sellers in any reasonable collection efforts relating to the Assigned Receivables.

          (b) The parties agree that, subsequent to the Closing Date and prior to the assignment of the Assigned Receivables, in the absence of specific customer instructions to apply, or not to apply, payments to specific invoices, the payments received by the Company from customers of the Company shall be applied against the oldest outstanding balances of such Accounts. After the Company has assigned the Assigned Receivables to Sellers, if Buyer receives payment from a customer for such Assigned Receivable, Buyer shall cause the Company to pay Sellers in cash the amount of such payment. After the Company has assigned the Assigned Receivables to Sellers, a payment from a customer will not be deemed to be payment of an Assigned Receivable unless (i) written instructions received from the customer indicate that the payment is to be applied to an Assigned Receivable or (ii) the Company has not continued to do business with such customer after the Effective Time of Closing.

     Section 8.06.  Cooperation With Respect to Tax and SEC Matters. (a) The
                    -----------------------------------------------
Sellers agree to cooperate with the Buyer, at Buyer's expense, and the Buyer agrees to cooperate with the Sellers, to the extent necessary in connection with the filing, pursuant to any provision of the Code or regulations thereunder, of any Tax Return relating to the Buyer's acquisition of the Company and any of the other transactions contemplated by Article II of this Agreement. For purposes
                                   ----------
of the preceding sentence, Buyer shall only be responsible for the reasonable actual out-of-pocket costs of Sellers. In addition, the Sellers agree to cooperate with the Buyer and the Company in preparing any historical and pro-forma financial statements required to be filed by the Buyer with the SEC under the Exchange Act with respect to the transactions contemplated herein.

          (b) This paragraph relates solely to (i) the Delaware corporate income Tax Returns to be filed by the Company and by Melham, Inc. for 1998 and the portion of 1999 ending on the Closing Date and (ii) the separate company pro forma Tax Returns of the Company, Melham, Inc., and VPI to be used in preparing the consolidated federal income Tax Returns of the Mack Group for 1998 and the portion of 1999 ending on the Closing Date. In the case of such actual or pro forma Tax Returns of the Company, Melham, Inc., and VPI, the Buyer will cause such Tax Returns to be prepared but will consult with the Seller Representative in doing so, and the Seller Representative will provide (and cause VPI to provide) any information reasonably requested by the Buyer to prepare such Tax Returns. Each such Tax Return will be prepared using the same tax accounting methods and elections as used in the corresponding Tax Return for 1997, except as otherwise required by Law or agreed upon by the Buyer and the Seller Representative. The Buyer will submit a draft of each such Tax Return, together with any workpapers reasonably requested by the Seller Representative, at least 45 days before the due date (including any extensions thereof) for the filing of the Tax Return. No later than 15 days after the Buyer submits the draft Tax Return, the Seller Representative will notify the Buyer in writing of any item on the draft Tax Return that the Seller Representative believes should be changed. In such event, the Buyer and the Seller Representative will consult in good faith to determine the appropriate treatment of each such item, with the objective that the Tax reported on each such Tax Return be the minimum amount required under applicable Law; provided, however, that no item will be changed in any way that could increase any Tax attributable to any period after the Closing Date; and, provided further, that the Sellers shall not be relieved of any Retained Liability by reason of this paragraph.

     Section 8.07.  Records. The Buyer shall cause the Company to preserve and
                    -------
keep, free of charge, all original Books and Records of the Company and its Subsidiaries that are in the possession of the Company at the Effective Time of Closing in accordance with the Buyer's corporate document retention policy. The Buyer agrees to permit the Sellers and their attorneys, accountants, agents and designees access to such books, papers and records from and after the Closing Date for all reasonable purposes. Any such examination shall be at the expense of the Sellers, shall be performed at the place where such books, papers and records are regularly maintained and shall not interfere unreasonably with the Buyer's or the Company's normal business activities.

     Section 8.08.  Litigation Support. Except in connection with any action,
                    ------------------
suit, proceeding, hearing, investigation, charge complaint or claim between Sellers, on the one hand, and the Buyer or any Mack Group entity, on the other hand, in the event and for so long as the Buyer, the Company, any Subsidiary of the Company or the Sellers is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transactions contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, each of the other parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

     Section 8.09.  Further Assistance. In case at any time after the Closing
                    ------------------
Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement will take, without additional consideration, such further action (including the execution and delivery of such further instruments and documents and the grant of access to any individuals, premises, books or records) as any other party reasonably may request. The Sellers acknowledge and agree that from and after the Closing Date, and subject to Section 8.07 hereof, the Buyer will be entitled to possession of
               ------------
all documents, Books and Records (including tax records), agreements and financial data of any sort relating to the Company and its Subsidiaries and the businesses of the Mack Group.

     Section 8.10.  Bulk Sales Compliance. The Buyer hereby waives compliance by
                    ---------------------
each member of the Mack Group with the provisions of the bulk sales laws of any state, insofar as any such laws may apply to the transactions contemplated herein. The Sellers hereby covenant and agree to pay and discharge when due all claims of creditors that could be asserted against the Buyer or the Company by reason of such non-compliance. The Sellers hereby agree to indemnify and hold the Buyer and the Company harmless from and against and shall on demand reimburse the Buyer and the Company for any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, suffered by the Buyer or the Company by reason of Sellers' failure to pay and discharge any such claims.

     Section 8.11.  Restricted Securities; Stand Still.
                    ----------------------------------

          (a)  Transfer Restricted. Subject to Section 2.07 hereof, each Seller,
               -------------------             ------------
for itself and for its permitted transferees pursuant to this Section (all of which transferees will be made subject to the terms of this Agreement), agrees that the shares of Buyer Common Stock constituting the Equity Consideration (the "Shares") and the Buyer Notes may be sold, pledged, transferred or otherwise disposed of only under the circumstances set forth below:

               (i) At any time prior to the first anniversary of the Closing Date, the Shares may not be sold, pledged, transferred or otherwise disposed of;

               (ii) At any time after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, the Shares may be sold only in compliance with Rule 144 of the Securities and Exchange Commission (or any successor rule) or pursuant to the Registration Rights Agreement attached as
Exhibit 5.08 hereto;
--------

               (iii) thereafter only in compliance with the Securities Act and applicable state securities Laws; and

               (iv) with respect to any Shares or Buyer Notes held in escrow, such Shares and Buyer Notes may be sold, transferred or otherwise disposed of only in accordance with the terms of the Escrow Agreement and otherwise subject to the foregoing provisions of this Section 8.11(a);
                                    ---------------

provided, however, that each of Purico and Melham US may transfer the Buyer
--------  -------
Notes held by such entity, subject to the provisions of the Escrow Agreement, to a direct or indirect wholly owned Subsidiary of such entity if: (A) such transferee delivers to Buyer a written agreement consenting to the provisions of Sections 8.02, 8.11, 9.02 and 9.11 of this Agreement and the terms of the Buyer
----------------------------------
Note; and (B) such transferor and transferee agree in writing to indemnify Buyer for any Losses Buyer or its Affiliates may suffer or incur, or become subject to, as a result of or in connection with such transfer; provided, further, that such transfer or assignment shall not relieve the transferor of any of its obligations under this Agreement or under the Buyer Note. Buyer shall cooperate with any sales to be made pursuant to Section 8.11(a)(ii) (including by timely filing SEC Reports).
                 -------------------

          (b)  Standstill Agreement.  Each Seller agrees that, during the
               --------------------
Standstill Period, as hereinafter defined, such Seller will not and will cause its affiliates not to (i) directly or indirectly "solicit" proxies or become a "participant" in any "election contest" (as such terms are used in Regulation 14A under the Exchange Act relating to the election of directors of Buyer or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of any class of capital stock of Buyer, (ii) form, join or in any way participate in a "group" (which, for purposes of this Agreement, shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated under the Exchange Act) with respect to any shares of any class of capital stock of Buyer, or (iii) otherwise act in concert with others to seek to change the control of or exercise control over the policies, management or Board of Directors of Buyer or to amend its Articles of Incorporation; provided, that Sellers shall not be prohibited from voting in accordance with the recommendation of the Board of Directors of Buyer on any proposal for the merger, consolidation or sale of Buyer; and provided, further that nothing in this paragraph (b) will limit or restrict in any way the right of Nathu R. Puri to vote on any matter before the Board of Directors of Buyer.

     The "Standstill Period" shall commence on the Closing Date and shall end on the earlier of: (i) the second anniversary of the Effective Time of Closing; or
(ii) the date on which the Board of Directors of the Buyer agrees to recommend (or ceases to oppose) the consummation of any unsolicited tender or exchange offer for securities representing more than 50% of the Total Voting Power of Buyer, or takes any action to induce or materially facilitate such a tender or exchange offer (including by redeeming any rights outstanding under any stockholder rights plan). "Total Voting Power" with respect to the Buyer means the voting power in the general election of directors of the Buyer of all outstanding securities entitled to vote generally in the election of directors of the Buyer.

          (c)  Voting of Shares.  Each Seller agrees that during the Standstill
               ----------------
Period, such Seller shall and shall cause its direct and indirect wholly-owned subsidiaries to (a) vote all

Buyer Common Stock held by them in any annual or special election of directors of Buyer in favor of those nominees recommended by the management of Buyer, (b) vote all Shares held by them in any vote to consider the removal from office of a director of Buyer (other than Nathu R. Puri) in accordance with the recommendations of the management of Buyer and (c) vote all shares of Buyer Common Stock held by them in any vote of Buyer Common Stock or any other matter in accordance with the recommendations of the management of Buyer, except with respect to a vote on any charter amendment that would eliminate or reduce the rights of the Buyer Common Stock.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     Section 9.01.  Entire Agreement; Assignment. This Agreement, together with
                    ----------------------------
any Schedules, Exhibits, and the Confidentiality Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise; provided, that
                                                                --------
the Buyer may assign its rights and obligations, in whole or in part, to any direct or indirect wholly owned subsidiary of the Buyer, but no such assignment shall relieve the Buyer of its obligations hereunder.

     Section 9.02.  Notices.   All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, ten (10) business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as DHL, Federal Express or United Parcel Service, two (2) business days after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following address (or at such other address as shall be given in writing by any party to the other):

If to Buyer:             Cadmus Communications Corporation
                         6620 West Broad Street
                         Richmond, Virginia  23230
                         Attention: Bruce V. Thomas
                                    Chief Financial Officer
                         Telephone: (804) 287-5690
                         Facsimile: (804) 287-5683

With a copy to:          Hunton & Williams
                         Riverfront Plaza, East Tower
                         951 East Byrd Street
                         Richmond, Virginia  23219-4074
                         Telephone: (804) 788-8464
                         Facsimile: (804) 788-8218
                         Attention: T. Justin Moore, III, Esq.

If to the Sellers:       Purico (IOM) Limited
                         P.O. Box 16
                         Analyst House
                         20-26 Peel Road
                         Douglas
                         Isle of Man
                         IM99 IAP
                         Facsimile No.: 44-1624-629-983
                         Attention: President

                         Melham U.S. Inc.
                         c/o Mack Printing Group
                         1991 Northampton Street
                         Easton, PA 18042-3189
                         Attention: President
                         Facsimile No.: (610) 250-7285

                         Paul F. Mack
                         3580 Magnolia Drive
                         Easton, Pennsylvania  18045

With a copy to:          Dechert Price & Rhoads
                         4000 Bell Atlantic Tower
                         1717 Arch Street
                         Philadelphia, Pennsylvania 19103-2793
                         Telephone: (215) 994-4000
                         Facsimile: (215) 994-2222
                         Attention: Christopher G. Karras, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 9.03.  Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles or rules.

     Section 9.04.  Descriptive Headings. The descriptive headings herein are
                    --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.05.  Parties in Interest. This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.06.  Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.07.  Specific Performance. The parties hereto agree that
                    --------------------
irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 9.08.  Fees and Expenses. Except as otherwise provided in this
                    -----------------
Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated herein are consummated. Notwithstanding the foregoing, all costs and expenses incurred in connection with (a) Sellers' compliance with the covenant set forth in Section 5.10 hereof,
                                                            ------------
other than the preparation of the Company Consolidating Financial Statements, the Company Consolidated Financial Statements, the Mack Financial Statements, the Melham, Inc. Financial Statements, the PCP Financial Statements and the Current Balance Sheet, and (b) the preparation of the Bridge Financing Notes, shall be paid by the Buyer; provided, that Buyer shall
                            --------
not be obligated to pay in excess of $125,000 in the aggregate of such costs and expenses referred to in this sentence. Notwithstanding the foregoing, $300,000 of the fees and expenses payable to J. P. Morgan Securities, Inc. and First Union Capital Markets in connection with Buyer's issuance of the Bridge Financing Notes shall be paid by Sellers.

     Section 9.09.  Severability. If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 9.10.  No Reliance. Except with respect to the rights of the Mack
                    -----------
Group entities under Section 8.02 hereof, no third party is entitled to rely on
                     ------------
any of the representations, warranties and agreements contained in this Agreement; the Buyer and the Sellers assume no liability to any third party because of any reliance on the representations, warranties and agreements of the Buyer and the Sellers contained in this Agreement.

     Section 9.11.  Consent to Jurisdiction. Buyer and Sellers each irrevocably
                    -----------------------
submits to the exclusive jurisdiction of (a) the state courts of the State of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby. Sellers agree that process may be served in connection with any matter in New York in accordance with the provisions of Section 9.02 hereof.
                       ------------

     IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

                         BUYER:

                         CADMUS COMMUNICATIONS CORPORATION


                         By: /s/ Bruce V. Thomas
                             -------------------
                             Name:  Bruce V. Thomas
                             Title: Senior Vice President, Finance and
                                    Administrator



                         SELLERS:

                         MELHAM U.S. INC.


                         By: /s/ Scott E.M. DeNardo
                             ----------------------
                             Name:  Scott E.M. DeNardo
                             Title: Secretary



                         PURICO (IOM) LIMITED


                         By: /s/ Steven H. Smith
                             -------------------
                             Name:  Steven H. Smith
                             Title: Attorney-in-Fact


                         ___________________________
                         PAUL F. MACK

     IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

                         BUYER:

                         CADMUS COMMUNICATIONS CORPORATION


                         By: ___________________________
                             Name:  Bruce V. Thomas
                             Title: Senior Vice President, Finance and
                                    Administrator



                         SELLERS:

                         MELHAM U.S. INC.


                         By: ___________________________
                             Name:  Scott E.M. DeNardo
                             Title: Secretary



                         PURICO (IOM) LIMITED


                         By: ___________________________
                             Name:  Steven H. Smith
                             Title: Attorney-in-Fact


                         /s/ Paul F. Mack
                         ----------------
                         PAUL F. MACK